LOAN AND SECURITY AGREEMENT

                                 by and among

                        CONGRESS FINANCIAL CORPORATION

                                  as Lender

                                     and

                    TRANS WORLD ENTERTAINMENT CORPORATION
                                     and
                              RECORD TOWN, INC.

                                 as Borrowers




                            Dated:  July 9, 1997

                              TABLE OF CONTENTS


SECTION 1.  DEFINITIONS

SECTION 2.  CREDIT FACILITIES
	2.1  Loans
	2.2  Letter of Credit Accommodations
	2.3  Availability Reserves

SECTION 3.  INTEREST AND FEES
	3.1  Interest
	3.2  Closing Fee
	3.3  Servicing Fee
	3.4  Unused Line Fee
	3.5  Changes in Laws and Increased Costs of Loans

SECTION 4.  CONDITIONS PRECEDENT
	4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations
	4.2  Conditions Precedent to All Loans and Letter of
         Credit Accommodations

SECTION 5.  SECURITY INTEREST

SECTION 6.  COLLECTION AND ADMINISTRATION
	6.1  Borrowers' Loan Accounts
	6.2  Statements
	6.3  Collection of Accounts
	6.4  Payments
	6.5  Authorization to Make Loans
	6.6  Use of Proceeds

SECTION 7.  COLLATERAL REPORTING AND COVENANTS
    7.1  Collateral Reporting
	7.2  Accounts Covenants
	7.3  Inventory Covenants
	7.4  Equipment Covenants
	7.5  Power of Attorney
	7.6  Right to Cure
	7.7  Access to Premises

SECTION 8.  REPRESENTATIONS AND WARRANTIES
	8.1  Corporate Existence, Power and Authority;
         Subsidiaries
	8.2  Financial Statements; No Material Adverse Change
	8.3  Chief Executive Office; Collateral Locations
	8.4  Priority of Liens; Title to Properties
	8.5  Tax Returns
	8.6  Litigation
	8.7  Compliance with Other Agreements and Applicable
         Laws
	8.8  Environmental Compliance
	8.9  Credit Card Agreements
	8.10 Employee Benefits
	8.11 Bank Accounts
	8.12 Interrelated Businesses
	8.13 Accuracy and Completeness of Information
	8.14 Survival of Warranties; Cumulative

SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS
	9.1  Maintenance of Existence
	9.2  New Collateral Locations
	9.3  Compliance with Laws, Regulations, Etc
	9.4  Payment of Taxes and Claims
	9.5  Insurance
	9.6  Financial Statements and Other Information
	9.7  Sale of Assets, Consolidation, Merger,
         Dissolution, Etc
	9.8  Encumbrances
	9.9  Indebtedness
	9.10 Loans, Investments, Guarantees, Etc
	9.11 Dividends and Redemptions
	9.12 Transactions with Affiliates
	9.13 Credit Card Agreements
	9.14 Compliance with ERISA
	9.15 Additional Bank Accounts
	9.16	Minimum Net Worth
	9.17 Costs and Expenses
	9.18 Certain Notices
	9.19	Further Assurances

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES
	10.1 Events of Default
	10.2 Remedies

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS
             AND CONSENTS; GOVERNING LAW
	11.1 Governing Law; Choice of Forum; Service of
         Process; Jury Trial Waiver
	11.2 Waiver of Notices
	11.3 Amendments and Waivers
	11.4 Waiver of Counterclaims
	11.5 Indemnification

SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS
	12.1 Term
	12.2 Appointment of Borrowers' Agent
	12.3 Notices
	12.4 Partial Invalidity
	12.5 Confidentiality
	12.6 Successors
	12.7 Entire Agreement


                                   INDEX TO
                            EXHIBITS AND SCHEDULES


                     Exhibit A			Information Certificate

                     Exhibit B			Existing Lenders

                     Schedule 6.3		Bank Accounts

                     Schedule 8.4		Existing Liens

                     Schedule 8.8		Environmental Disclosure

                     Schedule 8.9		Credit Card Agreements

                     Schedule 8.10		Employee Benefits

                     Schedule 9.9		Existing Indebtedness

                     Schedule 9.10		Loans, Investments, Guarantees


                         LOAN AND SECURITY AGREEMENT


	This Loan and Security Agreement dated July __, 1997 is entered into by and among Congress Financial Corporation, a California corporation ("Lender"), Trans World Entertainment Corporation, a New York corporation, ("TWE") and Record Town, Inc., a New York corporation, ("RTI"; and together with TWE, individually referred to as a "Borrower" and collectively, as "Borrowers").


	W I T N E S S E T H:


	WHEREAS, Borrowers have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

	WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

	NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.  DEFINITIONS

	All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code of the State of New York shall have the meanings given
therein unless otherwise defined  in  this  Agreement.   All references to the
plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrowers shall, unless the context otherwise expressly provides, mean each and all of them, individually and collectively, jointly and severally. All references to Borrowers and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to  this  Agreement  as  a  whole  and  not  any  particular provision of this
Agreement and as  this  Agreement  now  exists  or  may  hereafter be amended,
modified, supplemented, extended, renewed, restated  or  replaced.   The  word
"including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

	1.1	"Accounts"  shall  mean,  as  to each Borrower, all present and future rights of such Borrower to payment  for  goods  sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance, and including, without limitation,  Credit  Card
Receivables.

	1.2	"Adjusted  Eurodollar  Rate" shall mean, with respect to each Interest
Period for any Eurodollar Rate Loan,  the  rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a  percentage
equal  to:   (i)  one  (1)  minus  (ii)  the Reserve Percentage.  For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by  any  United  States  or  foreign banking authority for determining the reserve  requirement  which  is  or  would  be  applicable  to deposits  of  United States dollars in a non-United States or an international banking office of Reference Bank used  to  fund  a Eurodollar Rate Loan or any
Eurodollar Rate Loan made with the proceeds of such deposit,  whether  or  not the Reference Bank actually holds or has made any such deposits or loans.  The
Adjusted  Eurodollar  Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

	1.3	"Availability  Reserves"  shall mean, as of any date of determination, such amounts as Lender may  from  time  to  time  establish and revise in good faith, in accordance with  its  customary  business  practices,  reducing  the amount  of  Loans  and Letter of Credit Accommodations that would otherwise be available to Borrowers under the  lending formula(s) provided for herein:  (a)
to reflect events, conditions, contingencies or risks that, as  determined  by
Lender  in good faith, do or may affect either (i) the Collateral or any other property which is  security  for  the  Obligations  or  its  value or (ii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof), or (b) to  reflect  Lender's good  faith  belief  that  any  collateral  report  or  financial  information furnished  by  or on behalf of any Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c)
in respect of  any  state  of  facts  which  Lender  determines  in good faith constitutes an Event of Default or may, with notice  or  passage  of  time  or both,  constitute an Event of Default, or (d) to reflect outstanding Letter of
Credit Accommodations as provided in  Section  2.2 hereof, or (e) as otherwise provided in Section 2.3 hereof or elsewhere in this Agreement.

	1.4	"Blocked Accounts" shall have the meaning set  forth  in  Section  6.3 hereof.

	1.5	"Business  Day"  shall  mean any day other than a Saturday, Sunday, or other day on which commercial banks  are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania,  and  a
day  on  which  the  Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any
Eurodollar Rate Loans, the term  Business  Day  shall  also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

	1.6	"Code" shall mean the Internal Revenue Code of 1986, as the  same  now exists  or may from time to time hereafter be amended, modified, recodified or
supplemented,  together  with  all   rules,  regulations  and  interpretations
thereunder or related thereto.

	1.7	 "Collateral" shall have the meaning set forth in Section 5 hereof.

	1.8	 "Cost" shall mean, as to Inventory as of any date, the cost  of  such
Inventory  as  of  such date, determined on a first-in- first-out basis (a) in the case of Inventory located at  a Borrower's retail stores, under the retail method of accounting, and (b) in the case of Inventory located  at  Borrowers'
distribution  center(s), under the current replacement method, or in either or both cases under clauses (a) or  (b),  the average cost method if Borrowers so change their method of accounting, in each case under clauses (a) or  (b),  in accordance with GAAP.

	1.9	   "Credit   Card   Acknowledgments"   shall  mean,  individually  and
collectively, the agreements by Credit  Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in  favor  of  Lender  acknowledging
Lender's  first priority security interest in the monies due and to become due to a Borrower (including, without  limitation, credits and reserves) under the
Credit Card Agreements, and agreeing to  transfer  all  such  amounts  to  the
Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

	1.10	  "Credit  Card  Agreements"  shall  mean  all  agreements  now or hereafter entered into by a Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements identified on Schedule 8.9 hereto.

	1.11	  "Credit  Card  Issuer"  shall  mean  any  person  (other  than a
Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte
Blanche  and  other  non-bank  credit   or  debit  cards,  including,  without
limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and NOVUS Services, Inc.

	1.12	 "Credit Card Processor" shall mean any  servicing  or  processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of a Borrower's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer (including, but not limited to,
National  Bancard  Corporation,  American   Express  Travel  Related  Services
Company, Inc. and NOVUS Services, Inc.)

	1.13	 "Credit  Card  Receivables"  shall  mean  collectively,  (a)  all present and future rights of a Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of a Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

	1.14 "Eligible Inventory" shall mean, as to each Borrower, Inventory of such Borrower consisting of finished goods held for resale in the ordinary course of the business of Borrowers (including Eligible RTV Inventory), in each case that are acceptable to Lender as determined in good faith in accordance with its customary business practices based on the criteria set forth below. In general, Eligible Inventory shall not include (a) packaging and shipping materials; (b) raw materials and supplies used or consumed in Borrowers' business, (c) work-in- process; (d) Inventory at premises other than those owned and controlled by a Borrower located in the United States, except for (i) Inventory at retail store locations of a Borrower in the United States which are leased by it (A) if there are no common law, statutory or other landlord's liens applicable to Inventory at such leased retail store locations, or (B) if there are any such common law, statutory or other landlord's liens applicable to Inventory at such leased retail store locations either (1) Lender shall have received a Landlord Agreement (as defined below) duly authorized, executed and delivered by the owner and lessor of such premises and, at Lender's option, Lender has established on Availability Reserve as provided in Section 2.3(c)(ii), or (2) if Lender has not received
such   Landlord  Agreement,  then,  at  Lender's  option,  Lender  shall  have established an Availability Reserve as provided in Section 2.3(c)(i) in an amount acceptable to Lender in respect of amounts due or to become due to the owner and lessor of such retail store location; provided, that, such Borrower shall use reasonable efforts to obtain a Landlord Agreement with respect to each of such locations regardless of whether clause (A) or clause (B) applies, and (ii) Inventory at other locations of a Borrower in the United States which are leased by it or operated by third party warehousemen or that are owned  by it subject to a mortgage in favor of any Person other than Lender and otherwise permitted hereunder, if Lender shall have received an agreement in writing from the owner and lessor, or operator of such premises, or in the case of mortgaged premises, from the mortgagee thereof, in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral (such agreement, a "Landlord Agreement", "Warehouseman's Agreement" or "Mortgagee Agreement", as applicable); (e) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (f) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (g) damaged and/or defective Inventory; (h) newly purchased Inventory that is in transit to a Borrower's location in the United States, unless Lender has a first priority security interest and control of the documents of title covering such goods; (i) Inventory purchased or sold on consignment; (j) Inventory located at retail stores that are closed; (k) Inventory located at Incredible Universe retail stores; (l) used Inventory and Inventory held for rental (whether or
not at any time  ultimately  held  for  resale);  and  (m)  samples.   General
criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith, in accordance with its customary business practices. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

	1.15	"Eligible  RTV Inventory" shall mean as to each Borrower, finished goods of such Borrower that are being held for return to the respective vendors thereof within the applicable time periods and in all other respects in conformity with the return privileges granted by the respective vendors thereof.

	1.16 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions to the extent applicable to Borrowers or their business or operations, or agreements between a Borrower and any governmental authority, (a) relating to the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous
Materials.   The  term  "Environmental  Laws"   includes   (i)   the   Federal
Comprehensive  Environmental Response, Compensation and Liability Act of 1980,
the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean
Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the  Hazardous  and  Solid  Waste Amendments thereto), the Federal Solid Waste
Disposal  and  the  Federal   Toxic   Substances   Control  Act,  the  Federal
Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

	1.17 "Equipment" shall mean, as to each Borrower, all of such Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, trade fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

	1.18 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

	1.19 "ERISA Affiliate" shall mean any person required to be aggregated with a Borrower or Guarantor under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

	1.20 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one- sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by a Borrower and approved by Lender) on or about 9:00 a.m. (New York City time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by or on behalf of and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by a Borrower.

	1.21 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

	1.22 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

	1.23 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of (i) the aggregate amount of the Loans available to Borrowers as of such time based on the applicable lending formulas multiplied by the Value of Eligible Inventory, as determined by Lender, subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) the Maximum Credit less the face amount of outstanding Letter of Credit Accommodations, minus (b) the sum of:
(i) the amount of all then outstanding and unpaid Obligations (other than the face amount of outstanding Letter of Credit Accommodations), plus (ii) the aggregate amount of all trade payables of Borrowers that are more than sixty
(60) days past due as of such time.

	1.24	"Existing  Lenders"  shall  mean the existing lenders to Borrowers identified on Exhibit B hereto, and IBJ Schroder Bank & Trust Company, a New York banking corporation, as security trustee for such lenders, pursuant to that certain Collateral Trust Indenture, dated as of July 26, 1996, as amended or modified.

	1.25 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

	1.26 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board(s) which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.16 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof; provided, that if any changes in accounting principles or practices from those used in the preparation of the financial statements described above are occasioned after the date hereof by the promulgation of rules, regulations, pronouncements and opinions by or required by the Accounting Principles Board or the Financing Accounting Standards Board(s) which results in a material change in the method of the calculation of any of the components of the financial covenant set forth in Section 9.16 hereof, the parties to this Agreement agree to enter into negotiations in good faith to amend such covenant so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of Borrowers will be the same after such changes as they were before such changes and if the parties fail to agree on the amendment of such provisions, Borrowers will furnish financial statements in accordance with such changes but will provide calculations for the financial covenant, perform the financial covenant and otherwise observe all financial standards and terms in accordance with applicable accounting principles and
practices in effect immediately prior  to  such  changes.   Calculations  with
respect to the financial covenant required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such change will be reviewed and certified by Borrowers' independent certified public accountants.

	1.27 "Guarantors" shall mean, individually and collectively, each Person that at any time guarantees payment or performance of all or any portion of the Obligations, including, as of the date hereof, Media Logic Inc., a New York corporation, Trans World Fixture Co., Inc., a New York corporation, Movies Plus, Inc., a New York corporation, Records and Such, Inc., a New York corporation, DAAL International, Ltd., a Delaware corporation, and Saturday Matinee, Inc., a New York corporation and their respective successors and assigns.

	1.28	   "Hazardous  Materials"  shall  mean  any  hazardous,  toxic  or dangerous substances, materials and  wastes, including hydrocarbons (including
naturally  occurring  or  man-made  petroleum  and  hydrocarbons),   flammable
explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

	1.29 "Information Certificate" shall mean, collectively, the Information Certificates of Borrowers constituting Exhibit A hereto containing material information with respect to Borrowers, their business and assets, provided by or on behalf of Borrowers to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

	1.30 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrowers may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrowers may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

	1.31 "Interest Rate" shall mean, as to Prime Rate Loans, a rate per annum equal to the Prime Rate and, as to Eurodollar Rate Loans, a rate of one and three-quarters (1 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrowers or by TWE on behalf of Borrowers as in effect three (3) Business Days after the date of receipt by Lender of the request by Borrowers or by TWE on behalf of Borrowers for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously
quoted to  such  Borrower);  provided,  that:   the  Interest  Rate  shall  be
increased to a rate two (2%) percent per annum in excess of the pre-default variable rate as to Prime Rate Loans and to a rate two (2%) percent per annum in excess of the pre-default variable rate as to Eurodollar Rate Loans, at Lender's option, without prior notice, (a) for the period on and after (i) the date of termination or non-renewal hereof and until such time as all non-contingent Obligations are fully and finally paid (notwithstanding entry of any judgment against any Borrower), or (ii) the date of the occurrence of any Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, and for so long as such Event of Default or other event is continuing and (b) on the Loans at any time outstanding in excess of the amounts available to a Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default); provided, further, that Lender will notify Borrower of Lender's implementation of the increased Interest Rate under the preceding proviso and the effective date thereof, which may be retroactive to the date of the event or circumstance under the preceding proviso giving rise to the option to increase such rate.

	1.32 "Inventory" shall mean, as to each Borrower, all of such Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

	1.33 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either
(a) issued or opened by Lender for the account of any Borrower or, in Lender's discretion, any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by a Borrower of its obligations to such issuer.

	1.34 "Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

	1.35	 "Material Adverse Effect" shall mean a material adverse effect on
(i) the business, assets or financial condition of any Borrower, or (ii) the legality, validity or enforceability of this Agreement or the other Financing Agreements, or (iii) the ability of any Borrower to perform its obligations under this Agreement or any of the other Financing Agreements, or (iv) the rights and remedies of Lender under this Agreement or any of the other Financing Agreements.

	1.36 "Maximum Credit" shall mean $100,000,000.

	1.37 "Net Recovery Cost Percentage" as to Inventory at any time shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on a "going out of business sale" basis as set forth as the mid-range recovery amount in the most recent acceptable appraisal of Inventory received by Lender in accordance with Section 7.3, net of operating and occupancy expenses, liquidation expenses and commissions, and (b) the denominator of which is the original Cost of the aggregate amount of the Inventory subject to appraisal.

	1.38 "Net Worth" shall mean as  to  any Person, at any time, in accordance
with  GAAP  (except  as  otherwise  specifically  set  forth  below),   on   a
consolidated  basis  for such Person and its subsidiaries (if any), the amount
equal to the difference  between:   (a)  the  aggregate  net book value of all
assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, at the lower of cost or market using the retail method of accounting for inventory at retail stores and using the current replacement cost method, or, if Borrowers so change their method of accounting, the average cost method, for inventory at distribution center(s) and/or at retail stores, after deducting from such book values all appropriate reserves in accordance with GAAP (including all
reserves    for   doubtful   receivables,   obsolescence,   depreciation   and
amortization) and (b) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals).

	1.39	  "Non-Breakage  Procedure"  shall  have  the meaning set forth in
Section 6.4(b) hereof.

	1.40 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all Borrowers to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any or all Borrowers under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

	1.41 "Obligor" shall mean any Guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than a Borrower.

	1.42 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

	1.43 "Permits" shall have the meaning set forth in Section 8.7 hereof.


	1.44 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

	1.45 "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank.

	1.46 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

	1.47 "Real Property" shall mean all now owned and hereafter acquired real property of a Borrower, including leasehold interests, together with all
buildings,   structures,  and  other  improvements  located  thereon  and  all licenses, easements and appurtenances relating thereto, wherever located.

	1.48 "Records" shall mean, as to each Borrower, all of such Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Borrower with respect to the foregoing maintained with or by any other person).

	1.49 "Reference Bank" shall mean CoreStates Bank, N.A. or such other bank as Lender may designate from time to time by written notice to Borrowers or TWE as agent for Borrowers.

	1.50 "Renewal Date" shall have the meaning set forth in Section 12.1 hereof.

	1.51 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) Cost or (b) market value.


SECTION 2.  CREDIT FACILITIES

	 2.1 Loans.

		(a)	Subject  to,  and  upon the terms and conditions contained herein,
Lender agrees to  make  Loans  to  Borrowers,  from  time  to  time in amounts requested by Borrowers or TWE as agent for Borrowers, up to the  amount  equal to:


			 (i)	(A)  seventy (70%) percent during the period from the date
hereof through and including December 15, 1997, (B) sixty (60%) percent during the period from  December  16  in  each  calendar  year  through and including
September 14 in the following calendar year, or (C)  sixty-five  65%)  percent during  the period from September 15 through and including December 15 in each calendar year, multiplied by  the  Value  of  Eligible Inventory of Borrowers;
less

			(ii)	any Availability Reserves.

		(b)	Lender may, in its discretion, from time to time,  upon  not  less than  five  (5)  days  prior  notice to TWE as agent for Borrowers, reduce the lending formula with respect to  Eligible  Inventory to the extent that Lender determines in good faith that:  (i) the number of days of the turnover of  the
Inventory  for  any  period  has  changed  in any material respect or (ii) the nature, quality or  mix  of  the  Inventory  has deteriorated.  In determining whether to reduce the lending formula(s),  Lender  may,  without  duplication, consider  events, conditions, contingencies or risks which are also considered in determining Eligible  Inventory  or  in establishing Availability Reserves.
Notwithstanding the  foregoing,  at  no  time  shall  the  applicable  lending percentages  set  forth  above  in  Sections  2.1(a)(i)(B)  or  (C) exceed the percentages, rounded to  the  nearest  whole  percent,  equal  to eighty (80%)
percent multiplied by the applicable mid- range Net Recovery  Cost  Percentage of  Inventory  of  Borrowers  at  such time; provided, that in the case of the lending percentage applicable  under  Section  2.1(a)(i)(C),  the Net Recovery
Percentage for the "Peak Season" (as referred to in the most recent  appraisal received  by  Lender in accordance with Section 7.3) shall be used and, in the case of the lending percentage  applicable under Section 2.1(a)(i)(B), the Net
Recovery  Cost  Percentage  for   the   Non-Peak   Season   shall   be   used,
notwithstanding  that  such periods may not completely coincide with the "Peak
Season" and "Non-Peak Season" as identified in such appraisal.

		(c) The aggregate amount of Loans outstanding at any time with respect to Eligible RTV Inventory shall  not  exceed (i) $15,000,000 during the period from December 15 in each calendar year  through  April  30  in  the  following calendar  year,  (ii) $10,000,000 during the period from May 1 through June 30 in each calendar year, or (iii) $8,000,000 at all other times.

		(d) Except in Lender's discretion,  the  aggregate amount of the Loans and the Letter of Credit Accommodations outstanding  at  any  time  shall  not exceed  the  Maximum  Credit.  In the event that the outstanding amount of the
Loans, or the aggregate amount of  the  outstanding Loans and Letter of Credit
Accommodations, exceed the amounts available under the lending  formulas,  the
sublimit   under   Section   2.1(c),   the  sublimits  for  Letter  of  Credit
Accommodations  set  forth  in  Section  2.2(d)  or  the  Maximum  Credit,  as applicable, such event shall not  limit,  waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or  from  time  to  time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

	 2.2 Letter of Credit Accommodations.

		(a) Subject to, and upon the terms and conditions contained herein, at the  request  of  Borrowers  or  TWE  as agent for Borrowers, Lender agrees to provide or arrange for  Letter  of  Credit  Accommodations  for the account of
Borrowers containing terms and conditions acceptable to Lender and the  issuer
thereof.   Any  payments  made  by Lender to any issuer thereof and/or related
parties  in  connection  with  the   Letter  of  Credit  Accommodations  shall
constitute  additional  Loans  to  Borrowers  pursuant  to  this  Section   2.
Notwithstanding  that any Letter of Credit Accommodation may designate, or any application therefor may  designate  or  be  signed  by,  only one Borrower as account party, each of the Borrowers shall be jointly and severally liable for all Obligations in respect of all Letter of Credit Accommodations or  relating thereto (in addition to all other Obligations).

		(b)  In  addition to any charges, fees or expenses charged by any bank or issuer in connection  with  the  Letter of Credit Accommodations, Borrowers shall pay to Lender a letter of  credit  fee  at  a  rate  equal  to  one  and one-quarter (1-1/4%) percent per annum on the daily outstanding balance of the
Letter  of  Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as  of  the  first  day of each succeeding month, except that Borrowers shall pay to  Lender  such  letter  of  credit  fee,  at
Lender's  option,  without  prior  notice,  at  a  rate  equal  to  three  and one-quarter  (3  1/4%) percent per annum for (i) the period from and after the date of termination or non-renewal  hereof  until Lender has received full and final payment of all non-contingent Obligations  and  cash  collateral  (or  a standby  letter  of  credit  in  favor  of  Lender acceptable to Lender in all respects) sufficient to cover all Obligations in respect of outstanding Letter of Credit  Accommodations  or  relating  thereto  (notwithstanding  entry of a judgment against such Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is  continuing;  provided,  that  Lender  will  notify  Borrower  of  Lender's implementation of such higher rate for letter of credit fees and the effective date of such higher rate for letter of credit fees, which may  be  retroactive to the date of the event or circumstance under this Section giving rise to the option to increase such rate for letter of credit fees.  Such letter of credit fee  shall  be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation  of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

		(c) No Letter of Credit Accommodations shall be available to Borrowers unless on  the  date  of  the  proposed  issuance  of  any  Letter  of  Credit
Accommodations,  the  Loans  available  to  Borrowers  (subject to the Maximum
Credit,  applicable  sublimits  and   any   Availability  Reserves  in  effect
immediately prior to such proposed issuance) are equal to or greater than  (i)
if  the  proposed  Letter  of  Credit  Accommodation  is  for  the  purpose of purchasing Eligible Inventory, forty  (40%)  percent  multiplied by the sum of
(A) the Value of such Eligible Inventory, plus (B) freight,  taxes,  duty  and other  amounts  that  Lender  estimates  must  be paid in connection with such
Inventory upon arrival and  for  delivery  to  one of Borrowers' locations for
Eligible Inventory, or (ii) if the proposed Letter of Credit Accommodations is for the purpose, other than set forth in Section 2.2(c)(i), an amount equal to one  hundred  (100%)  percent  of  the  face  amount  thereof  and  all  other commitments and obligations made or incurred by Lender with  respect  thereto.
Effective  on  the  issuance  of  each  Letter  of  Credit  Accommodations, an
Availability Reserve shall be established  in  the applicable amount set forth in Sections 2.2(c)(i) or 2.2(c)(ii), subject to increase in the case of Letter of Credit Accommodations described in Section 2.2(c)(i), based on any decrease in the lending percentage applicable to such Eligible Inventory under  Section
2.1(a)(i) hereof.

		(d)  Except  in  Lender's  discretion,  the  aggregate  amount  of all outstanding Letter of  Credit  Accommodations  and  any  other commitments and obligations made or incurred by Lender in connection therewith, shall  not  at any  time  exceed  $10,000,000.  At any time an Event of Default exists or has occurred and  is  continuing,  upon  Lender's  request,  Borrowers will either furnish cash collateral to secure the reimbursement obligations to the  issuer in  connection  with  any  Letter  of  Credit  Accommodations  or furnish cash collateral to Lender for the  Letter  of  Credit Accommodations, and in either case, or, if at any other time Borrowers furnish cash collateral to Lender for the  Letter  of  Credit  Accommodations,  the  Loans  otherwise  available  to
Borrowers shall not be reduced as provided in Section 2.2(c) to the extent  of such cash collateral.

		(e)  Borrowers  shall  indemnify  and  hold  Lender  harmless from and against any and all losses,  claims,  damages, liabilities, costs and expenses which Lender may suffer or incur in  connection  with  any  Letter  of  Credit
Accommodations  and  any  documents,  drafts  or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to  any  action  taken  by  any  issuer or correspondent with respect to any Letter of Credit Accommodation, but excluding any such  losses, claims,  damages,  liabilities,  costs  or  expenses  incurred  as a result of
Lender's own gross negligence or  wilful  misconduct, as determined by a final
non- appealable judgment of a  court  of  competent  jurisdiction.   Borrowers
assume  all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of  Credit  Accommodation  and for such purposes the
drawer or beneficiary shall be  deemed  the  agent  of  Borrowers.   Borrowers
assume  all risks for, and agree to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit
Accommodations or any documents,  drafts or acceptances thereunder.  Borrowers hereby release and hold Lender harmless from and against  any  acts,  waivers, errors,  delays  or  omissions,  whether caused by Borrowers, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit
Accommodation, other than acts, waivers, errors, delays or omissions of Lender constituting gross negligence or wilful  misconduct,  as determined by a final non-appealable judgment of court of competent jurisdiction.  The provisions of this Section 2.2(e) shall survive the  payment  of  the  Obligations  and  the termination or non-renewal of this Agreement.

		(f)  Nothing  contained  herein  shall be deemed or construed to grant
Borrowers any right or authority to pledge the credit of Lender in any manner.
Lender shall have no  liability  of  any  kind  with  respect to any Letter of
Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a  guarantee  or
indemnification   in   writing   with   respect   to  such  Letter  of  Credit
Accommodation.  Borrowers shall be  bound  by  any interpretation made in good faith by Lender, or any other issuer or correspondent under or  in  connection
with   any  Letter  of  Credit  Accommodation  or  any  documents,  drafts  or acceptances  thereunder,  notwithstanding  that  such  interpretation  may  be inconsistent with any instructions of a  Borrower.  Lender shall have the sole
and exclusive right and authority to, and Borrowers shall  not:   (i)  at  any
time an Event of Default exists or has occurred and is continuing, (A) approve or  resolve  any  questions  of  non-  compliance  of  documents, (B) give any instructions as to acceptance or  rejection  of  any documents or goods or (C)
execute  any  and  all  applications  for  steamship  or  airway   guaranties,
indemnities  or  delivery  orders,  and  (ii)  at  all  times,  (A)  grant any extensions of the maturity of,  time  of  payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree  to  any  amendments, renewals,  extensions,  modifications,  changes or cancellations of any of the
terms  or  conditions  of   any   of   the   applications,  Letter  of  Credit
Accommodations, or docu-  ments,  drafts  or  acceptances  thereunder  or  any letters  of  credit  included in the Collateral.  Lender may take such actions either in its own name or in the name of a Borrower.

		(g) Any rights, remedies, duties  or obligations granted or undertaken by a Borrower to any issuer or corre- spondent  in  any  application  for  any
Letter  of  Credit  Accommoda-  tion,  or  any other agreement in favor of any issuer or correspondent relating to  any Letter of Credit Accommodation, shall
be deemed to have been granted or undertaken by all Borrowers to Lender.   Any
duties  or  obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any  issuer  or  correspondent relating to any Letter of
Credit Accommodation, shall be deemed to have been undertaken by all Borrowers to Lender and to apply in all respects to all Borrowers.

	2.3 Availability Reserves.   All  Loans  otherwise  available to Borrowers
pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves. Without limiting any other rights or remedies of Lender under this Agreement or any of the other Financing Agreements with respect to the establishment of Availability Reserves or otherwise, Lender may, without duplication, establish and revise Availability Reserves to reflect: (a) inventory shrinkage; (b) amounts due or to become due in respect of sales, use and/or withholding taxes; or (c) any rental payments, service charges or other amounts due to lessors, mortgagees or operators of real or personal property to the extent Inventory or Records are located in or on property or such Records are needed to monitor or otherwise deal with the Collateral, but limited to amounts estimated by Lender in good faith as necessary to be paid in connection with the future exercise by Lender of its rights in the case of (i) Inventory at leased retail stores located in states where the landlord has a common law, statutory or other landlord's lien for rent or other sums payable under the lease not covered by a Landlord Agreement and/or (ii) property covered by a Landlord Agreement, Mortgagee Agreement or Warehouseman's Agreement that requires payments for use or
occupancy of real property or equipment or for the release of  goods.   Lender
shall promptly inform Borrower (telephonically or in writing) of any new or revised categories of Availability Reserves and, upon Borrowers' request, the amounts of Availability Reserves then in effect.


SECTION 3.  INTEREST AND FEES

	 3.1 Interest.

		(a)	Borrowers  shall  pay  to  Lender  interest  on  the   outstanding
principal  amount  of  the non-contingent monetary Obligations at the Interest
Rate.  All interest accruing hereunder on  and  after the date of any Event of
Default or termination or non-renewal hereof shall be payable on demand.

		(b)	Borrowers or TWE as agent for Borrowers  may  from  time  to  time request  that  Prime  Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period.
Such request from or on behalf  of  Borrowers  shall specify the amount of the
Prime Rate Loans which will constitute Eurodollar Rate Loans (subject  to  the limits  set  forth  below)  and  the  Interest Period to be applicable to such
Eurodollar Rate Loans.  Subject to  the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from  or  on behalf  of  Borrowers,  such Prime Rate Loans shall be converted to Eurodollar
Rate Loans or such Eurodollar Rate  Loans  shall continue, as the case may be, provided, that, as of such date each of the following conditions is  satisfied as  determined by Lender:  (i) no Event of Default, or event which with notice or passage of time or both would  constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of  this  Agreement,  (iii)  Borrowers  shall  have complied  with  such  customary  procedures  as  are established by Lender and specified by Lender to  Borrowers  from  time  to  time  for requests by or on behalf of Borrowers for Eurodollar Rate Loans,  (iv)  no  more  than  six  (6)
Interest  Periods  may  be  in  effect  at  any  one  time,  (v) the amount of
Eurodollar Rate Loans subject to a given Interest Period must be not less than
$5,000,000 or an integral  multiple  of  $500,000  in  excess thereof and (vi)
Lender shall have determined that the Interest Period and Adjusted  Eurodollar
Rate  is  available  to  Lender  through the Reference Bank and can be readily determined as of the date of the  request  for such Eurodollar Rate Loan by or on behalf of Borrowers.  Any request by or on behalf of Borrowers  to  convert
Prime  Rate  Loans  to  Eurodollar  Rate  Loans  or  to  continue any existing
Eurodollar Rate Loans shall  be  irrevocable.  Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required  to purchase United States Dollar deposits in the London interbank market or other applicable  Eurodollar  Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

		(c)	Any Eurodollar Rate  Loans  shall  automatically  convert to Prime
Rate Loans upon the last day of the applicable Interest Period, unless  Lender has  received  and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior  to  such  last day in accordance with the terms hereof.  Any Eurodollar Rate  Loans  shall,  at  Lender's  option,  upon notice  by Lender to Borrowers or TWE as agent for Borrowers, convert to Prime
Rate Loans in the event  that  (i)  an  Event  of Default or act, condition or event which with the notice or passage of time or  both  would  constitute  an
Event  of  Default,  shall  exist  or have occurred, (ii) this Agreement shall terminate or not be renewed,  or  (iii)  the aggregate principal amount of the
Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued,  as  the  case  may  be,  at  the beginning  of an Interest Period shall at any time during such Interest Period
exceed  either  (A)  the  aggregate   principal   amount  of  the  Loans  then
outstanding, or (B) the Loans then available  to  Borrowers  under  Section  2
hereof.   Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan  account  of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender  for  any loss (including loss of anticipated profits), cost or expense incurred by such person,  as  a result of the conversion of Eurodollar Rate Loans to Prime Rate
Loans pursuant to  any  of  the  foregoing.   With  respect  to any amounts so
demanded or charged, Lender will, at Borrowers' request, provide a certificate showing the calculation of such amounts, and, with respect to any  anticipated profits  so  demanded  or charged, Lender shall be entitled, at its option, to the conclusive presumption that  its  anticipated  profits shall equal one and three-quarters (1-3/4%) percent per annum upon the Eurodollar  Rate  Loans  in question for the unexpired portion(s) of the Interest Period(s) involved.

		(d)	Interest  shall  be  payable  by  Borrowers  to  Lender monthly in arrears not later than  the  first  day  of  each  calendar month and shall be calculated on the basis of a three hundred sixty (360)  day  year  and  actual
days  elapsed.   The  interest  rate on non-contingent Obligations (other than
Eurodollar Rate Loans) shall increase or  decrease  by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the  Prime  Rate  in effect  on  the  last day of the month in which any such change occurs.  In no event shall  charges  constituting  interest  payable  by  Borrowers to Lender exceed the maximum amount or the rate permitted under any  applicable  law  or regulation,  and  if  any  such  part  or  provision  of  this Agreement is in contravention of any such law or  regulation,  such part or provision shall be deemed amended to conform thereto.

		(e)	If the closing daily balance in all  of  the  loan  account(s)  of
Borrowers  on  a  combined basis as of any day is a credit balance, or, in the case of any credit balance in the  loan account(s) of Borrowers, on a combined basis,  but  excluding  any  Eurodollar  Rate  Loans  while  the  Non-Breakage
Procedure is in effect, Lender shall, on the first  day  of  the  next  month, credit  the  loan account(s) of Borrowers with, in total, an amount calculated upon such credit balance at the rate of three (3%) percent per annum less than the Prime Rate.  Such amount to  be  credited shall be calculated on the basis
of a three hundred sixty (360) day year and actual days  elapsed.   The  Prime
Rate  used  to calculate such credit to the loan account(s) of Borrowers shall increase or decrease by an amount  equal  to such increase or decrease in such
Prime Rate effective on the first day of the month after any  change  in  such
Prime  Rate  is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs.

	 3.2	 Closing Fee. Borrowers shall pay  to  Lender as a closing fee the amount of $500,000 which shall be fully earned as of the date hereof, $250,000 of which shall be payable on the date hereof, and $250,000 of which shall be payable on the ninetieth (90th) day after the date hereof, subject to acceleration upon an Event of Default.

	 3.3 Servicing Fee. Borrowers shall pay to Lender monthly a servicing fee in an amount equal to $5,000 for each month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

	 3.4 Unused Line Fee. Borrowers shall pay to Lender an unused line fee at a rate equal to one-quarter (1/4%) percent per annum calculated upon the amount by which eighty (80%) percent of the Maximum Credit exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during such month (or part thereof), which fee shall be payable on the first day following each applicable month, in arrears.

	3.5 Changes in Laws and Increased Costs of Loans.

		(a) Notwithstanding anything to the  contrary  contained  herein,  all
Eurodollar  Rate Loans shall, upon notice by Lender to Borrowers, or to TWE as agent for Borrowers, convert to  Prime  Rate  Loans  in the event that (i) any
change  in  applicable  law  or   regulation   (or   the   interpretation   or
administration  thereof)  shall  either  (A)  make  it  unlawful  for  Lender,
Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to  comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase  in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans  or  by  an amount  deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof,  by  an amount deemed by Lender to be material or (ii) the cost to Lender, Reference  Bank  or  any  participant  of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount  deemed  by  Lender  to be material.  In the circumstances described in clauses (i)(B), (i)(C) or (ii) of  this  Section 3.5(a), in lieu of conversion to Prime Rate Loans, Borrowers shall have the option, for the remainder of the
Interest Period(s) for then-outstanding Eurodollar Rate Loans, of  paying  any and  all  increased  costs  to  Lender,  Reference Banks and each Participant, together with the aggregate amount by which the amounts received or receivable by Lender have been reduced in respect  of such Eurodollar Rate Loans.  In the event of any  conversion  of  Eurodollar  Rate  Loans  to  Prime  Rate  Loans,
Borrowers  shall  pay  to Lender, upon demand by Lender (or Lender may, at its option,  charge  any  loan  account  of  Borrowers)  any  amounts  required to compensate Lender, the Reference Bank or any participant with Lender  for  any loss (including loss of anticipated profits), cost or expense incurred by such person  as  a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other  funds  acquired  by  such  person  to  make or maintain the
Eurodollar Rate Loans or any portion thereof.  A certificate of Lender setting forth the basis for the determination of such amount necessary  to  compensate
Lender  as  aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest  error,  and,  with  respect  to  any  anticipated  profits so demanded or  charged,  Lender  shall  be  entitled,  at  its  option,  to  the conclusive  presumption  that  its  anticipated  profits  shall  equal one and three-quarters (1-3/4%) percent per  annum  upon  the Eurodollar Rate Loans in question for the unexpired portion(s) of the Interest Period(s) involved.

		(b) If any payments or prepayments in respect of the  Eurodollar  Rate
Loans  are  received  by  Lender  other than on the last day of the applicable
Interest  Period  (whether   pursuant   to   acceleration,  upon  maturity  or
otherwise), including any payments pursuant to the application of  collections under  Section 6.3 or any other payments made with the proceeds of Collateral,
Borrowers shall pay to Lender  upon  demand  by  Lender (or Lender may, at its option, charge  any  loan  account  of  Borrowers)  any  amounts  required  to compensate  Lender,  the Reference Bank or any participant with Lender for any additional loss  (including  loss  of  anticipated  profits),  cost or expense incurred by such person as a result of such prepayment or payment,  including, without  limitation,  any  loss,  cost  or  expense  incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such  Eurodollar  Rate  Loans or any portion thereof, and, with respect to any anticipated profits so demanded or charged,  Lender  shall be entitled, at its option, to the conclusive presumption that its anticipated profits shall equal one and three-quarters (1-3/4%) percent per annum upon the
Eurodollar Rate Loans in question for the unexpired portion(s) of the Interest
Period(s) involved.


SECTION 4.  CONDITIONS PRECEDENT

	4.1   Conditions   Precedent   to  Initial  Loans  and  Letter  of  Credit
Accommodations.  Each of  the  following  is  a  condition precedent to Lender
making  the  initial  Loans  and  providing  the  initial  Letter  of   Credit
Accommodations hereunder:

		(a)  Lender shall have received, in form and substance satisfactory to
Lender, a release  agreement  and  all  releases,  terminations and such other documents as Lender may request to evidence and effectuate the termination  by the  Existing  Lenders  of  their  financing  arrangements  with  TWE  and its subsidiaries and the termination and  release  by  the Existing Lenders of any interests in and to any assets and properties of  TWE  and  its  subsidiaries, duly  authorized, executed and delivered by it, including, but not limited to,
(i) UCC termination  statements  for  all  UCC financing statements previously filed by them or their predecessors, as secured party, and TWE or any  of  its subsidiaries,  as  debtor,  and  (ii)  satisfactions  and  discharges  of  any mortgages,  deeds of trust or deeds to secure debt by Borrowers or any Obligor in favor of the Existing Lenders or  a trustee acting on their behalf, in form acceptable for recording in the appropriate governmental office;

		(b) Lender  shall  have  received  evidence,  in  form  and  substance satisfactory  to  Lender,  that  Lender has valid perfected and first priority security interests in and  liens  upon  the  Collateral and any other property which is intended to be security for the Obligations or the liability  of  any
Obligor  in  respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

		(c) Lender shall have received,  in form and substance satisfactory to
Lender, unlimited guarantees of payment of the Obligations by  each  Guarantor in  favor  of  Lender,  and,  with  respect  to each Guarantor, (i) a security agreement by each such Guarantor in  favor  of Lender, granting Lender a first priority security interest in each such Guarantor's  assets,  and  (ii)  UCC-1 financing  statements  with  respect  thereto,  in  each case duly authorized, executed and delivered by the parties thereto;

		(d) all requisite corporate action  and proceedings in connection with this Agreement and the other Financing Agreements  shall  be  satisfactory  in form  and  substance to Lender, and Lender shall have received all information and  copies  of  all  documents,  including,  without  limitation,  records of requisite corporate action and proceedings which Lender may have requested  in connection  therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

		(e) no material  adverse  change  shall  have  occurred in the assets, business or financial condition of any Borrower since  the  date  of  Lender's latest  field  examination  and  no  change or event shall have occurred which would impair the  ability  of  any  Borrower  or  any  Obligor  to perform its obligations hereunder or under any of the other Financing Agreements to  which it  is  a  party  or  of Lender to enforce the Obligations or realize upon the
Collateral;

		(f) Lender shall have completed a field review of the Records and such other information with respect  to  the  Collateral  as  Lender may require to determine the amount of  Loans  available  to  Borrowers,  including,  without limitation,  current  perpetual  inventory  records  and/or  roll-forwards  of
Accounts  and  Inventory  through  the  date  of  closing,  together with such supporting  documentation  as  may  be  necessary  or  appropriate,  and other documents and information that will enable Lender to accurately  identify  and verify  the  Collateral, the results of which shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

		(g) Lender shall have received,  in form and substance satisfactory to
Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary  or  desirable  in  order  to  permit, protect and perfect its security interests in and liens upon the Collateral or to  effectuate  the  provisions  or  purposes  of this Agreement and the other
Financing  Agreements,  including,  without  limitation,  acknowledgements  by lessors, mortgagees and  warehousemen  of  Lender's  security interests in the
Collateral, waivers by such persons of any security interests, liens or  other claims  by  such  persons  to  the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

		(h) Borrowers shall have  established  the Blocked Accounts and Lender shall have received,  in  form  and  substance  satisfactory  to  Lender,  all agreements  with  the  depository  banks  and  Borrowers  with respect to such
Blocked Accounts as Lender may  require  pursuant  to Section 6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrowers;

		(i) Lender  shall  have  received  evidence,  in  form  and  substance satisfactory to Lender, that each Borrower has (i) directed the banks at which such  Borrower  maintains  deposit  accounts  for the initial receipt of cash, checks and other items from such Borrower's retail store locations to transfer all immediately available funds  deposited  in  such  bank only to the Blocked
Accounts as required pursuant to Section 6.3 hereof or as  otherwise  directed by  Lender and (ii) notified such banks of the security interests of Lender in such funds and the other Collateral;

		(j) Lender shall have  received  Credit  Card Acknowledgements in each case, duly authorized, executed and delivered by the Credit Card  Issuers  and
Credit Card Processors;

		(k)  Lender  shall  have received evidence of insurance and loss payee endorsements required hereunder and  under  the other Financing Agreements, in form and substance satisfactory  to  Lender,  and  certificates  of  insurance policies and/or endorsements naming Lender as loss payee;

		(l)  Lender shall have received, in form and substance satisfactory to
Lender, the opinion  letters  of  counsel  to  Borrowers  with  respect to the
Financing Agreements and the security  interests  and  liens  of  Lender  with respect to the Collateral and such other matters and Lender may request; and

		(m)  the  other Financing Agreements and all instruments and documents hereunder and  thereunder  shall  have  been  duly  executed  and delivered to
Lender, in form and substance satisfactory to Lender.

	4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

		(a)  all  representations  and  warranties contained herein and in the other Financing Agreements shall be true  and correct in all material respects with the same effect as though such representations and  warranties  had  been made  on  and as of the date of the making of each such Loan or providing each such Letter of Credit  Accommodation  and  after giving effect thereto (except for any such representation or warranty expressly made as of a specified date, in which case each such representation or warranty shall be true  and  correct in all material respects as of such specified date); and

		(b)  no  Event of Default and no event or condition which, with notice or passage of time or both, would  constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such
Loan or providing each such Letter of Credit Accommodation  and  after  giving effect thereto.


SECTION 5.  SECURITY INTEREST

	To secure payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of such Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

	5.1 Accounts;

	5.2  all  present   and   future   contract  rights,  general  intangibles
(including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities and other investment property, credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of store receipts, letters of credit, bankers' acceptances and guaranties;

	 5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of such Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for  the  account  of  such  Borrower,
whether   for   safekeeping,  pledge,  custody,  transmission,  collection  or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of store receipts, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

	 5.4 Inventory;

	 5.5 Equipment;

	 5.6 Records; and

	 5.7 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.


SECTION 6.  COLLECTION AND ADMINISTRATION

	 6.1 Borrowers' Loan Accounts. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate
debits   and  credits  as  provided  in  this  Agreement,  including,  without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

	6.2  Statements.   Lender shall render to Borrowers each month a statement
setting forth the balance in the Borrowers' loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from any Borrower of any specific exceptions of such Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrowers a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrowers.

	6.3 Collection of Accounts.

		(a) Borrowers shall establish and maintain, at their expense,  deposit account  arrangements  and  merchant  payment  arrangements with the banks set forth on Schedule 6.3 hereto and after prior written notice to Lender, subject to Section 9.15, such other  banks  as  Borrowers  may hereafter select as are acceptable to Lender.  The banks set forth on Schedule 6.3 constitute  all  of the banks with whom any Borrower has deposit account arrangements and merchant payment  arrangements as of the date hereof and identifies each of the deposit accounts at such banks to a  retail  store location of a Borrower or otherwise describes the nature of the use of such  deposit  account  by  the  applicable
Borrower.

			(i)  Borrowers  shall deposit all proceeds from sales of Inventory in every form, including, without limitation,  cash, checks and other forms of daily store receipts, from each retail store location  of  Borrowers  on  each business  day  into  the  deposit  accounts  of Borrowers used solely for such purpose and identified to each retail  store location as set forth on Schedule
6.3, and Borrowers shall cause all required information and documents relating to Credit Card  Receivables,  including,  as  applicable,  credit  card  sales drafts,  credit  card sales or charge slips or receipts, to be submitted daily to the applicable  Credit  Card  Processors  who  have  executed and delivered
Credit Card Acknowledgments in favor of Lender.  All funds deposited into  the separate  deposit accounts for the respective retail store locations in excess of $15,000 at any time on  deposit  in  any such account (or, after and during the continuance of an Event of Default, all such funds regardless  of  amount)
and  all  amounts  paid  by  the  Credit Card Processors shall be sent by wire transfer on a daily basis, and all  other proceeds of Collateral shall be sent by wire transfer, to the Blocked Accounts as provided  in  Section  6.3(a)(ii)
below.   Borrowers  shall irrevocably authorize and direct in writing, in form and substance satisfactory to Lender,  each  of  the banks into which proceeds from sales of Inventory from each retail store locations of Borrowers  are  at any  time  deposited  as  provided  above  to send all funds deposited in such accounts by wire transfer on a daily  basis to the Blocked Accounts and, if at any time required by Lender, Borrowers shall obtain the written  agreement  by such banks to do so.  Such authorization and direction shall not be rescinded, revoked or modified without the prior written consent of Lender.

			(ii)  Borrowers  shall  establish  and  maintain,  at its expense, deposit accounts with such  banks  as  are  acceptable to Lender (the "Blocked
Accounts") into which Borrowers shall promptly either  cause  all  amounts  on deposit  in its deposit accounts used by each retail store location to be sent as provided in Section 6.3(a)(i) above or shall themselves deposit or cause to be deposited all proceeds  from  sales  of  Inventory,  all amounts payable to
Borrowers from Credit Card Issuers and Credit Card Processors  and  all  other
proceeds  of  Collateral.   The  banks  at  which  the  Blocked  Accounts  are
established  shall enter into an agreement, in form and substance satisfactory to Lender, providing  that  all  items  received  or  deposited in the Blocked
Accounts are the property of Lender, that the  depository  bank  has  no  lien upon, or right of setoff against, the Blocked Accounts, the items received for deposit  therein,  or  the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily  basis,  all  funds  received  or deposited into the Blocked
Accounts to such bank account of Lender  as  Lender  may  from  time  to  time designate for such purpose ("Payment Account").  Each Borrower agrees that all amounts  deposited  in  such  Blocked  Accounts  or  other  funds received and collected by Lender, whether as  proceeds  of inventory or other Collateral or otherwise shall be the property of Lender.

		(b) For purposes of calculating the amount of the Loans  available  to
Borrowers,  such  payments  under  Section 6.3(a) will be applied (conditional upon final collection) to the  Obligations  on  the Business Day of receipt by
Lender of immediately available funds in the Payment Account  provided  notice of such payments is received by Lender's loan account officer for Borrowers by no later than 1:30 p.m.  New York City time and such payments are actually and always  received  in the Payment Account, in the amounts so notified to Lender and otherwise in accordance with Lender's  usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers'  loan account(s)  on  such  day,  and  if  not,  then  on the next Business Day. For purposes of calculating interest  on  the non-contingent monetary Obligations, such payments or other funds received will be applied (conditional upon  final collection)  to the non-contingent monetary Obligations on the Business Day of receipt of  immediately  available  funds  by  Lender  in  the Payment Account provided notice of such payments  or  other  funds  is  received  by  Lender's accounting  department by no later than 1:30 p.m.  New York City time and such payments or other  funds  are  actually  and  always  received  in the Payment
Account in the amounts so notified to Lender and otherwise in accordance  with
Lender's  usual  and  customary  practices  as in effect from time to time and within sufficient time to credit  the  Borrowers' loan account(s) on such day, and if not, then on the next Business Day.

		(c) Borrowers and all of their affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for  Lender,  receive, as  the property of Lender, any cash, checks, credit card sales drafts, credit card sales or charge  slips  or  receipts,  notes,  drafts, all forms of store receipts or any other payment relating to and/or proceeds of Accounts or other
Collateral which come  into  their  possession  or  under  their  control  and immediately  upon  receipt  thereof,  shall  deposit  or  cause the same to be deposited in the Blocked Accounts, or remit  the  same or cause the same to be remitted, in kind, to Lender; provided,  that,  if  at  any  time  the  Excess
Availability  shall  be  less  than  $5,000,000, Borrowers shall promptly upon
Lender's request cause the portion thereof representing sales and/or use taxes payable in connection with  such  sales  or  otherwise  to be deposited into a separate bank account or accounts established for such purpose.  In  no  event shall  any  such  cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes,  drafts  or other payments be commingled with
Borrowers' own funds.  Borrowers agree to reimburse Lender on demand  for  any amounts  owed or paid to any bank at which a Blocked Account is established or any other bank or person  involved  in  the  transfer  of funds to or from the
Blocked Accounts arising out of Lender's payments  to  or  indemnification  of such bank or person.  The Obligation of Borrowers to reimburse Lender for such amounts  pursuant  to  this  Section  6.3  shall  survive  the  termination or non-renewal of this Agreement.

	 6.4 Payments.

		(a)	All  Obligations  shall  be  payable  to  the  Payment  Account as provided in Section 6.3 or such other place as Lender may designate from  time to time.  Subject to Section 6.4(b) hereof, Lender may apply payments received or  collected  from  Borrowers  or  for  the  account of Borrowers (including, without limitation, the  monetary  proceeds  of  collections or of realization upon any Collateral) to  such  of  the  non-contingent  monetary  Obligations, whether  or  not then due, in such order and manner as Lender determines.  All principal, interest, fees, costs, expenses  and  other charges provided for in this Agreement or the other Financing Agreements will be charged  directly  to the  loan  account(s)  of  Borrowers,  unless  Lender elects, at its option to require payment  to  be  made  by  Borrowers,  such  election  to  be made (or reversed) by Lender prospectively upon notice to Borrowers given at  any  time or  from  time  to  time as to any or all such payments or categories thereof;
provided, that, Borrowers shall be required  to  make payment to Lender of all amounts demanded by Lender under the terms of this Agreement when so demanded, and of all non-contingent monetary Obligations  upon  the  effective  date  of termination  or  non-renewal  hereof, in each case without any requirement for any notice of election under this provision.

		(b)	So long as (i) no Event  of  Default exists or has occurred and is continuing, and no event has occurred or condition  exists  that  would,  with notice or passage of time, or both, constitute an Event of Default, (ii) there is  Excess Availability of at least $1.00, (iii) there are no Prime Rate Loans outstanding and (iv) no event has  occurred  or state of facts exists pursuant to which the Eurodollar Rate Loans may or must  be  converted  to  Prime  Rate
Loans  hereunder,  Lender  agrees  to employ an internal bookkeeping procedure
(the Non-Breakage  Procedure")  such  that  outstanding  Eurodollar Rate Loans shall not be treated as repaid (in whole or in part) by the application of the proceeds of collections  or  of  realization  upon  Collateral  (as  otherwise provided in Section 6.4(a) hereof), but such proceeds shall instead be treated as  retained  by Lender as cash collateral (which may be evidenced by a credit
balance in any  loan  account  of  Borrowers).   Lender  shall have the right,
without prior notice to Borrowers, to terminate the Non-Breakage Procedure and immediately apply any or all sums held by Lender as cash collateral to, and/or set-off and apply any or all credit balances evidencing such  cash  collateral against,  any  or  all  then-outstanding  Eurodollar  Rate Loans if any of the conditions set forth in clauses (i) through (iv) of this Section 6.4(b) is not or is no  longer  satisfied  on  a  continuing  basis  at  any  time while the
Non-Breakage Procedure is in effect, or if  Lender  otherwise  determines,  in good  faith,  that  its risk would be increased if such Non-Breakage Procedure were to continue.

		(c)	Borrowers shall make  all  payments  to  Lender on the Obligations free and clear of, and without deduction or withholding for or on account  of, any  setoff,  counterclaim,  defense,  duties,  taxes,  levies, imposts, fees, deductions, withholding, restrictions  or  conditions  of  any kind.  If after receipt of any payment of, or proceeds of Collateral applied  to  the  payment of,  any  of  the  Obligations, Lender is required to surrender or return such payment or  proceeds  to  any  Person  for  any  reason,  then the Obligations intended to be satisfied by such payment or proceeds shall be  reinstated  and continue and this Agreement shall continue in full force and effect as if such payment  or  proceeds  had  not  been  received by Lender.  Borrowers shall be liable to pay to  Lender,  and  each  Borrower  does hereby indemnify and hold
Lender harmless for the amount of any  payments  or  proceeds  surrendered  or
returned.   This  Section  6.4  shall  remain  effective  notwithstanding  any contrary  action which may be taken by Lender in reliance upon such payment or proceeds.  This Section 6.4 shall  survive  the payment of the Obligations and the termination or non-renewal of this Agreement.

	6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrowers or
TWE as agent for Borrowers or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the  date
on   which   the  requested  advance  is  to  be  made  or  Letter  of  Credit
Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 12:00 Noon, New York City time, on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of a Borrower or TWE as agent for Borrowers, or otherwise disbursed or established in accordance with the instructions of a Borrower or TWE as agent for Borrowers or in accordance with the terms and conditions of this Agreement.

	6.6 Use of Proceeds.   Borrowers  shall  use  the  initial proceeds of the
Loans provided by Lender to Borrowers hereunder only  for:   (a)  payments  to
each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of  this  Agreement  and the other Financing Agreements.  All other Loans made and all Letter of Credit Accommodations provided by Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers
not otherwise prohibited by the  terms  hereof.   None of the proceeds will be
used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.


SECTION 7.  COLLATERAL REPORTING AND COVENANTS

	 7.1  Collateral  Reporting.   Borrowers  shall  provide  Lender  with the
following documents in a form satisfactory to Lender:  (a) on a  weekly  basis or, if Excess Availability falls below $10,000,000 or an Event of Default exists or has occurred and is continuing, or an event has occurred or state of facts exists that would, with notice or passage of time, or both, constitute an Event of Default, more frequently as Lender may request, (i) perpetual Inventory reports at Cost for distribution center(s) and retail stores by
category  (including,  separately,  return-to-   vendor  Inventory  and  other
Inventory, in each case by product  categories),  (ii)  reports  of  sales  of
Inventory,   indicating  net  sales,  (iii)  reports  of  aggregate  Inventory purchases (including all costs related thereto, such as freight, duty and taxes), (iv) reports of markdowns taken with respect to Inventory in Borrowers' retail stores, and (v) reports of consigned inventory or inventory on approval in Borrowers' possession; (b) on a monthly basis or, if Excess Availability falls below $10,000,000 or an Event of Default exists or has occurred and is continuing, or an event has occurred or state of facts exists that would, with notice or passage of time, or both, constitute an Event of Default, more frequently as Lender may request, (i) agings of accounts payable, and (ii) a schedule of Accounts, credits and collections; (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers, (iv) reports by retail store location of sales and operating profits for each such retail store location and (v) reports on sales and  use  tax  collections, deposits and payments, including monthly sales and use tax accruals; (d) as soon as available, but in any event not later than five (5) Business Days after receipt by Borrowers, the monthly statements received by Borrowers from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto as shall be sufficient to enable Lender to monitor the transactions pursuant to the Credit Card Agreements; and (e) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrowers' records or reports of
the  Collateral  are  prepared   or   maintained  by  an  accounting  service,
contractor, shipper or other agent, Borrowers hereby irrevocably authorize such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

	 7.2 Accounts Covenants.

		(a) Borrowers shall notify Lender promptly of (i) any  material  delay in  any Borrower's performance of any of its obligations to any account debtor or the assertion of  any  claims,  offsets,  defenses  or counterclaims by any account debtor, Credit Card Issuer or Credit Card Processor  or  any  disputes with  any of such persons or any settlement, adjustment or compromise thereof, in any instance involving an amount of  $500,000 or more and (ii) all material adverse information relating to the financial condition of any account debtor,
Credit Card Issuer or Credit Card Processor.  No credit,  discount,  allowance or  extension  or  agreement  for any of the foregoing shall be granted to any account debtor, Credit Card  Issuer  or  Credit  Card  Processor except in the ordinary  course  of  Borrowers'  business  in  accordance  with  the  current practices of Borrowers.  So long as no Event of Default exists or has occurred and is continuing, Borrowers shall settle, adjust  or  compromise  any  claim, offset,  counterclaim  or dispute with any account debtor, Credit Card Issuer,
Credit Card Processor.  At any  time  that  an  Event of Default exists or has occurred and is continuing, Lender shall, at its option,  have  the  exclusive right  to  settle,  adjust  or  compromise  any claim, offset, counterclaim or dispute with account debtors, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances.

		(b) Each Borrower shall notify Lender  promptly of:  (x) any notice of a material default by such Borrower under any of the Credit Card Agreements or of any default which might result in the Credit Card  Issuer  or  Credit  Card
Processor  ceasing  to  make payments or suspending payments to Borrowers, (y)
any notice from any  Credit  Card  Issuer  or  Credit Card Processor that such person is ceasing or suspending, or will cease  or  suspend,  any  present  or future payments due or to become due to any Borrower from such person, or that such  person  is  terminating  or  will  terminate  any  of  the  Credit  Card
Agreements,  and  (z)  the failure of any Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which might result in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to any Borrower.

		(c) With respect  to  each  Account:   (i)  the  amounts  shown on any
invoice delivered to Lender or schedule thereof delivered to Lender  shall  be true  and  complete,  (ii)  no  payments shall be made thereon except payments delivered to Lender pursuant to the  terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the  foregoing  shall be  granted  by a Borrower to any account debtor, Credit Card Issuer or Credit
Card Processor, except as reported to Lender in accordance with this Agreement and except for credits, discounts,  allowances  or extensions made or given in the ordinary course of such  Borrower's  business,  (iv)  there  shall  be  no setoffs,  deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as  reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise  thereto will  violate  any  applicable  State  or  Federal  Laws  or  regulations, all documentation relating thereto will be  legally sufficient under such laws and regulations  and  all  such  documentation  will  be  legally  enforceable  in accordance with its terms.

		(d) Lender may, at any time or times that an Event of  Default  exists or  has  occurred  and  is continuing:  (i) notify any or all account debtors,
Credit Card Issuers and  Credit  Card  Processors  that the Accounts have been assigned to Lender and that Lender has a security interest therein and  Lender may  direct  any  or  all account debtors, Credit Card Issuers and Credit Card
Processors to make payments of  Accounts  directly  to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit,  return  of merchandise  or  otherwise,  and  upon  any  commercially  reasonable terms or conditions,  any  and  all  Accounts  or  other  obligations  included  in the
Collateral and thereby discharge or release the account debtor  or  any  other party  or  parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand,  collect  or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment  thereof  nor  for the  negligence  of its agents or attorneys with respect thereto and (iv) take whatever  other  action  Lender  may  deem  necessary  or  desirable  for  the protection of its interests.  At any  time  that an Event of Default exists or has occurred  and  is  continuing,  at  Lender's  request,  all  invoices  and statements  sent  to  any  account  debtor,  Credit Card Issuer or Credit Card
Processor shall state that the  Accounts  owed  by such account debtor, Credit
Card Issuer or Credit Card Processor and  such  other  obligations  have  been assigned  to  Lender and are payable directly and only to Lender and Borrowers shall deliver to Lender such  originals  of  documents evidencing the sale and delivery of goods or the performance of services giving rise to  any  Accounts as Lender may require.

		(e) Lender shall have the right at any time or times, in Lender's name or  in  the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account  or other Collateral, by mail, telephone, facsimile transmission or otherwise.

		(f) Each Borrower shall deliver or cause to be  delivered  to  Lender, with  appropriate  endorsement  and  assignment,  with  full  recourse to such
Borrower, all chattel paper and  instruments  which  such Borrower now owns or may at any time acquire immediately  upon  such  Borrower's  receipt  thereof, except as Lender may otherwise agree.

	7.3 Inventory  Covenants.   With  respect  to  the  Inventory:   (a)  each
Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) no Borrower shall remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrowers' business and except to move Inventory directly from one location set forth or permitted herein to another such location; (c) Borrowers shall, at Lender's request and at Borrowers' expense, once in every twelve (12) month period, but at any time or times as Lender may request at Lender's expense, or at Borrowers' expense any time or times as Lender may request after and during the continuance of an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (d) Borrowers shall conduct, at their expense, a physical count of the Inventory located at Borrowers' distribution center(s)
at least once during each twelve (12) month period, and cycle counts of the Inventory located at Borrowers' retail stores and distribution center(s), in form, scope and methodology acceptable to Lender, and, upon Lender's request after an and during the continuance of Event of Default, Borrowers shall, at their expense, conduct through RGIS Inventory Specialists, Inc. or another inventory counting service acceptable to Lender, such cycle counts of the Inventory located at Borrowers' retail stores and distribution center(s) and such physical count of the Inventory at Borrowers' distribution center(s), in form, scope and methodology acceptable to Lender, and, in each case, the results of such counts shall be reported to Lender by Borrowers or, if applicable, directly to Lender by such inventory counting service, in such form and with such specificity as Lender may reasonably require, and Borrowers shall promptly deliver confirmation in a form satisfactory to Lender that appropriate adjustments have been made to the inventory records of Borrowers to reconcile the inventory counts to Borrowers' inventory records; (e) Borrowers shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) no Borrower shall sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate such Borrower to repurchase such Inventory, except for the right of return given to retail customers of such Borrower in the ordinary course of the business of such Borrower in accordance with the then-current return policy of such Borrower;
(h) Borrowers shall keep the Inventory in good and marketable condition; (i) without limiting the other reporting obligations of Borrowers hereunder, if Excess Availability is, or would thereby be reduced, below $5,000,000, Borrowers shall provide three (3) days' prior written notice to Lender on a separate basis of any proposed return of Inventory to the vendors thereof if the Inventory proposed to be so returned has a value in excess of $500,000, unless such return is accompanied by a contemporaneous exchange for and/or purchase of new Inventory of equal original cost and, if purchased, on normal, unsecured trade credit terms; (j) without Lender's prior written approval, no Inventory shall be returned to vendors after and during the continuance of an Event of Default, or, if as a result thereof, Excess Availability would be less than one dollar ($1.00); and (k) no Borrower shall, without the prior
written   consent  of  Lender,  acquire,  accept  or  hold  any  inventory  on consignment or approval ("Consigned Inventory"), except that Borrowers may, on a combined basis acquire, accept and hold Consigned Inventory whose aggregate cost (if purchased) at no time exceeds five (5%) percent of the Cost of all of Borrowers' other Inventory, so long as such Consigned Inventory is segregated from Borrowers' other Inventory or is otherwise readily identifiable at all times by Lender, and either (i) each consignor or other supplier of such Consigned Inventory has, pursuant to a signed writing acceptable to Lender in form and substance, waived all claims to the proceeds of such Consigned Inventory received by Lender, or (ii) in the absence of a signed writing as described in clause (i), either (A) Excess Availability at all times equals or exceeds $5,000,000, or (B) if Excess Availability is less than or falls below $5,000,000, any proceeds of such Consigned Inventory in which the consignor or supplier of such Consigned Inventory has an interest superior to the security interests of Lender (as determined by Lender) are segregated from the proceeds of Borrowers' other Inventory and, at Lender's option, such segregated proceeds of such Consigned Inventory are not applied to the Obligations.

	7.4	Equipment Covenants.  With respect to the  Equipment:   (a)  Borrowers
shall  keep  the  Equipment  in  good  order,  repair,  running and marketable condition (ordinary wear  and  tear  excepted);  (b)  Borrowers  shall use the
Equipment with  all  reasonable  care  and  caution  and  in  accordance  with applicable  standards  of  any insurance and in conformity with all applicable laws; (c) the Equipment is and  shall  be  used in Borrowers' business and not for personal, family, household or farming use; (d) no Borrower  shall  remove any  Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment  repaired or maintained in the ordinary course of the business of such Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower  in the  ordinary  course  of  business; (e) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part  of  or  a  permanent  fixture  to  real  property; and (f) each
Borrower assumes all responsibility and liability arising from its use of  the
Equipment.

	 7.5 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and  remedies  to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to such Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which such Borrower's mail is deposited, (iii) endorse such Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations,
(iv)  endorse  such  Borrower's   name   upon  any  chattel  paper,  document,
instrument, invoice, or similar document or agreement relating to any  Account or any goods pertaining thereto or any other Collateral, (v) sign such Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in such Borrower's name and file any UCC financing
statements  or  foreign  equivalents  thereof  or  amendments  thereto.   Each
Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable judgment of a court of competent jurisdiction.

	 7.6 Right to Cure. Lender may, at its option, (a) if an Event of Default exists or has occurred and is continuing, or if any event has occurred or state of facts exists that would, with notice or passage of time, or both, constitute an Event of Default, cure any default by a Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against a Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge such Borrower's account therefor, such amounts to be repayable by such Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

	 7.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all of Borrowers' premises during normal business hours and after notice to Borrowers, or at any time and without notice to Borrowers if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' books and records, including, without limitation, the Records, and (b) Borrowers shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral. Notwithstanding the foregoing provisions of this Section 7.7, Lender agrees that Borrowers' Obligations to pay Lender's expenses in connection with Lender's periodic field examinations of the Collateral and Borrowers' operations shall be limited to no more than three (3) periodic field examinations in any calendar year (excluding any field examinations prior to the date hereof), except after and during the continuance of an Event of Default, in which case the foregoing limitation shall not apply.


SECTION 8.  REPRESENTATIONS AND WARRANTIES

	 Borrowers hereby, jointly and severally, represent and warrant to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which is a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrowers (except for any such representation or warranty that is expressly made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date):

	 8.1  Corporate  Existence,  Power   and  Authority;  Subsidiaries.   Each
Borrower is a corporation duly organized and in good standing under  the  laws of  its  state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral.  The execution, delivery  and  performance  of
this   Agreement,   the   other  Financing  Agreements  and  the  transactions
contemplated hereunder and thereunder are all within each Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of each Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property is bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrowers enforceable in accordance with their respective terms. Borrowers do not have any subsidiaries except as set forth on the Information Certificate.

	 8.2 Financial Statements; No  Material  Adverse  Change.   All  financial
statements relating to Borrowers which have been or may hereafter be delivered by Borrowers to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrowers as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of any Borrower, since the date of the most recent audited financial statements furnished by Borrowers to Lender prior to the date of this Agreement.

  	 8.3 Chief Executive Office; Collateral Locations. The chief executive office of each Borrower is located at the address set forth on the signature page(s) hereof, and each Borrower's Records concerning Accounts and Inventory are located at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrowers to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies as of the date hereof any of such locations which are not owned by Borrowers and sets forth the owners and/or operators thereof and, to the best of each Borrower's knowledge, the holders of any mortgages on such locations.

	 8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral, subject only to the liens indicated on
Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Each Borrower has good and marketable title to all of its properties and
assets,   subject   to  no  liens,  mortgages,  pledges,  security  interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under
Section 9.8 hereof.

	 8.5  Tax  Returns.   Each Borrower has filed, or caused to be filed, in a
timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, and has collected, deposited and remitted in accordance with all applicable laws all sales and/or use taxes applicable to the conduct of its business, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed. Each Borrower has collected and, when and if required by this Agreement, deposited in a separate bank account, and, in all events timely remitted when due to the appropriate tax authority all sales and/or use taxes applicable to its business required to be collected under the laws of the United States and each possession or territory thereof, and each State or political subdivision thereof, including any State in which such Borrower owns any Inventory or owns or leases any other property, and under the applicable laws of any foreign jurisdiction.

	 8.6  Litigation.   Except as set forth on the Information Certificate, as
of the date hereof, there is, to the best of each Borrower's knowledge, no present investigation by any governmental agency pending, or to the best of each Borrower's knowledge threatened, against or affecting any Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower's knowledge threatened, against any Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which, if adversely determined against any Borrower, would result in any material adverse change in the assets, business or financial condition of any Borrower or would impair the ability of any Borrower to perform its Obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

	 8.7 Compliance with Other Agreements and Applicable Laws.

		(a) No Borrower is in default in any respect under, or in violation in any respect  of  any  of  the  terms  of,  any  material  agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound.  Borrowers are  in  compliance  in  all  material respects  with the requirements of all applicable laws, rules, regulations and orders of any governmental  authority  relating  to their business, including, without limitation,  those  set  forth  in  or  promulgated  pursuant  to  the
Occupational  Safety  and  Health  Act  of  1970,  as  amended, the Fair Labor
Standards Act of 1938, as amended, ERISA,  the Code, as amended, and the rules
and  regulations  thereunder,  all  federal,   state   and   local   statutes,
regulations,  rules and orders relating to consumer credit (including, without limitation, as each  has  been  amended,  the  Truth-in-Lending  Act, the Fair
Credit Billing Act, the Equal Credit  Opportunity  Act  and  the  Fair  Credit
Reporting  Act, and regulations, rules and orders promulgated thereunder), all federal, state and local and  foreign  statutes, regulations, rules and orders pertaining to sales of consumer  goods  (including,  without  limitation,  the
Consumer  Products  Safety  Act  of  1972,  as  amended, and the Federal Trade
Commission Act of 1914,  as  amended,  and  all  regulations, rules and orders promulgated thereunder), except where the failure to so comply  does  not  and could not reasonably be expected to result in a Material Adverse Effect.

		(b)  Each  Borrower  has  obtained  all  material  permits,  licenses,
approvals,   consents,   certificates,   orders   or   authorizations  of  any
governmental  agency  required  for  the   lawful  conduct  of  its  business.
Borrowers have  all  permits,  licenses,  approvals,  consents,  certificates, orders or authorizations of each federal, state, local or foreign governmental agency  (the  "Permits"),  that  are  necessary  for  each Borrower to own and operate its business  as  presently  conducted  or  proposed  to be conducted, except where the  failure  to  have  such  Permits  does  not  and  could  not reasonably  be  expected  to  result in a Material Adverse Effect.  All of the
Permits are valid and subsisting and  in  full force and effect.  There are no actions, claims or  proceedings  pending  or,  to  any  Borrower's  knowledge, threatened  that seek the revocation, cancellation, suspension or modification of any of the Permits.

	8.8 Environmental Compliance.

		(a)	Except as set forth on  Schedule  8.8  hereto, to the best of each
Borrower's knowledge,  no  Borrower  has  generated,  used,  stored,  treated, transported,  manufactured,  handled,  produced  or  disposed of any Hazardous
Materials, on or off its premises (whether  or  not owned by it) in any manner which at any time violates any applicable Environmental Law in any respect  or any  license, permit, certificate, approval or similar authorization issued to a Borrower thereunder and the  operations  of Borrowers comply in all respects
with  all  applicable  Environmental   Laws   and   all   licenses,   permits,
certificates,  approvals  and  similar authorizations thereunder, except where the failure to do so does not  and  could not reasonably be expected to result in a Material Adverse Effect.

		(b)	Except as set forth on Schedule 8.8 hereto, to the  best  of  each
Borrower's knowledge, there is no investigation, proceeding, complaint, order, directive,  claim,  citation  or  notice  by any governmental authority or any
other  person  pending   or   threatened,   with   respect   to  any  material
non-compliance  with  or  material  violation  of  the  requirements  of   any
applicable Environmental Law by such Borrower, nor has there been any material release,  spill  or  discharge, overtly threatened or actual, of any Hazardous
Material on any properties of  Borrowers,  or,  to the best of each Borrower's knowledge, any material release, spill or discharge  from  any  properties  at which  any  Borrower  has  transported,  stored  or  disposed of any Hazardous
Materials,  or  the  generation,   use,  storage,  treatment,  transportation,
manufacture, handling, production or disposal of any  Hazardous  Materials  or any  other  environmental  matter  which affects any Borrower or its business, operations or assets in any material respect.

		(c)	Except as  set  forth  in  Schedule  8.8  hereto,  no Borrower has material liability (contingent or otherwise) in  connection  with  a  release, spill  or  discharge,  threatened or actual, of any Hazardous Materials or the generation, use,  storage,  treatment,  transportation, manufacture, handling, production or disposal of any Hazardous Materials.


		(d)	Each Borrower has all licenses, permits,  certificates,  approvals or  similar authorizations required to be obtained or filed in connection with the operations of such Borrower  under  any  Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect in each case  where  the  failure  to  obtain  or
maintain   such   licenses,   permits,   certificates,  approvals  or  similar
authorizations would have a material adverse  effect on the assets or business of such Borrower or would impair the ability of such Borrower to  perform  its obligations  hereunder or under any of the other Financing Agreements to which it is a party or  of  Lender  to  enforce  any Obligations or realize upon any
Collateral.

	8.9 Credit Card Agreements. Set forth on Schedule 8.9 hereto is a correct and complete list of (a) all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among each Borrower, any of its affiliates, the Credit Card Issuers, the Credit Card Processors and any of their affiliates, (b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of the Credit Card Agreements, (c) all other fees and charges payable by Borrowers under or in connection with the Credit Card Agreements and (d) the
term of such Credit  Card  Agreements.   The Credit Card Agreements constitute
all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Accounts of Borrowers arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom Borrowers shall have entered into one of the Credit Card Agreements set forth on Schedule 8.9 hereto or with whom Borrowers shall have entered into a Credit Card Agreement in accordance with Section 9.13 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligation of each Borrower party thereto and, to the best of each Borrower's knowledge, the other parties thereto, is enforceable in accordance with its respective terms and is in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred and is continuing. Borrowers and the other parties thereto have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for Borrowers to be entitled to receive all payments thereunder. Borrowers have delivered, or caused to be delivered to Lender, true, correct and complete copies of all of the Credit Card Agreements.

	8.10 Employee Benefits.

		(a) With respect to any "employee benefit plan" (within the meaning of
ERISA) maintained by Borrower  or  any  ERISA  Affiliate, no Borrower or ERISA
Affiliate of Borrower has engaged in any transaction in connection with  which any Borrower or any of its ERISA Affiliates could be subject to either a civil penalty  assessed  pursuant to ERISA or a penalty or excise tax imposed by the
Code, including any such penalty or  tax  in respect of an accumulated funding deficiency described in Section 8.10(c) hereof or any deficiency with  respect to vested accrued benefits described in Section 8.10(d) hereof.


		(b)  No liability to the Pension Benefit Guaranty Corporation has been or is expected by any  Borrower  to  be  incurred with respect to any employee benefit plan of any Borrower or any of its ERISA Affiliates,  other  than  for normal  premium  payments  due  under  Title  IV  of ERISA.  There has been no reportable event (within the meaning of ERISA) or any other event or condition with respect to any employee benefit plan  of any Borrower or any of its ERISA
Affiliates which presents a material risk of termination of any such  plan  by the Pension Benefit Guaranty Corporation.

		(c)  Full  payment  has  been  made when due of all amounts which each
Borrower or any of its ERISA  Affiliates  is required under ERISA and the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in
ERISA and the Code), or any deficiency with respect to vested accrued benefits described in Section 8.10(d)  hereof,  whether  or  not  waived,  exists  with respect to any such plan that is an employee pension benefit plan.

		(d)  Except as set forth on Schedule 8.10 hereto, the current value of all vested accrued benefits  under  each  employee benefit plans maintained by each Borrower that are subject to Title IV of ERISA, based  on  the  actuarial assumptions  (if proper) used for calculating funding requirements in the most recent actuarial  report  prepared  by  the  plan's  independent  actuary with respect to such plan, does not exceed the current value of the assets of  such plan  allocable  to  such vested accrued benefits as of the valuation date (if
proper) set forth in  such  report.   The  terms  "current value" and "accrued
benefit" have the meanings specified in ERISA.

		(e) Except as disclosed on Schedule 8.10 hereto, no  Borrower  or  any
ERISA  Affiliate  of a Borrower is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in ERISA) that is subject to
Title IV of  ERISA,  and,  except  as  disclosed  on  Schedule 8.10 hereto, no
Borrower has incurred any unpaid withdrawal liability under Title IV of  ERISA with respect to any such multiemployer plan.

	8.11 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrowers maintained at any bank or other financial institution are set forth on Schedule 6.3 hereto, subject to the right of Borrowers to establish new accounts in accordance with Section
9.15 below.

	8.12  Interrelated  Businesses.   Borrowers  and  Guarantors  make  up  an
interrelated organization of various  entities  constituting a single economic and business enterprise in which each of Borrowers and Guarantors shares an identity of interests such that any benefit received by any one of the Borrowers and Guarantors benefits the other Borrowers and Guarantors. Each of Borrowers and Guarantors purchases or sells and supplies goods and renders or receives services to or from, or for the benefit of, the other such Persons and  provides or receives other financial accommodations to or for the benefit
of  the  other  such  Persons   and  administrative,  marketing,  payroll  and
management services to or from or for the benefit of, the other Borrowers  and
Guarantors.   Borrowers  and  Guarantors  have  (i) substantially consolidated accounting, administrative, financial, computer, credit, legal and other services, and (ii) substantially common officers and directors and are identified to creditors as a common entity.

	8.13 Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading.
No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Lender in writing.

	 8.14 Survival  of  Warranties;  Cumulative.   All  representa-  tions and
warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder (except to the extent such representation or warranty expressly relates to a specified date, in which case such representation or warranty shall be deemed made again as of such specified date), and shall be conclusively presumed to have been relied on by Lender regardless of any  investigation made or information possessed by
Lender.   The  representations  and  warranties  set  forth  herein  shall  be cumulative and in addition to any other representations or warranties which any Borrower shall now or hereafter give, or cause to be given, to Lender.


SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS

	 9.1 Maintenance of Existence. Each Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted. Each Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and such Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower as soon as it is available.

	 9.2  New  Collateral  Locations.   Any Borrower may open any new location
within the continental United States provided such Borrower (a) gives Lender ten (10) days prior written notice of the intended opening of any such new location, and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements, Landlord Agreements, Mortgagee Agreements and Warehouseman's Agreements, as applicable.

	 9.3 Compliance with Laws, Regulations, Etc. Each Borrower shall at all times comply in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements, of any foreign, Federal, State or local governmental authority, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, the Code, the Fair Labor Standards Act of 1938, as amended, and the rules and regulations thereunder, all Federal, State and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, State and local statutes, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder) and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all Environmental Laws, except where the failure to comply will not and could not reasonably be expected to result in a Material Adverse Effect.

	 9.4 Payment of  Taxes  and  Claims.   Each  Borrower  shall  duly pay and
discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Each Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrowers agree to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require any Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

	 9.5  Insurance.   Each  Borrower  shall,  at  all  times,  maintain  with
financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to
Lender  as  to  form,  amount  and  insurer.   Each  Borrower  shall   furnish
certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if any Borrower fails to do so, Lender is authorized, but not required, to obtain  such  insurance  at  the  expense  of
Borrowers.   All  policies  shall  provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrowers in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by any Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

	 9.6 Financial Statements and Other Information.

		(a) Each Borrower shall keep proper books and records  in  which  true and  complete  entries  shall be made of all dealings or transactions of or in relation  to  the  Collateral  and  the  business  of  such  Borrower  and its subsidiaries (if any) in accordance with GAAP, and Borrowers shall furnish  or cause to be furnished to Lender:  (i) within thirty (30) days after the end of each  fiscal month (or forty-five (45) days after the end of each fiscal month coinciding with the end of the first,  second or third fiscal quarters of each fiscal year  of  Borrowers),  monthly  unaudited  consolidated  and  unaudited consolidating  financial  statements  (including  in each case balance sheets, statements of income  and  loss,  statements  of  cash  flow and statements of shareholders'  equity),  all  in  reasonable  detail,  fairly  presenting  the financial position and the results of the operations of  Borrowers  and  their subsidiaries  as  of  the end of and through such fiscal month and (ii) within ninety (90) days  after  the  end  of  each  fiscal year, audited consolidated financial statements (including in each case  balance  sheets,  statements  of income  and  loss,  statements  of  cash  flow and statements of shareholders'
equity), and the accompanying notes  thereto, all in reasonable detail, fairly presenting the financial  position  and  the  results  of  the  operations  of
Borrowers  and  their  subsidiaries as of the end of and for such fiscal year,
together  with  the  unqualified   opinion  of  independent  certified  public
accountants,  which  accountants  shall  be  an  independent  accounting  firm selected by Borrowers and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly  the
results   of  operations  and  financial  condition  of  Borrowers  and  their subsidiaries as of the end of and for the fiscal year then ended.

		(b) Borrowers shall promptly notify  Lender  in writing of the details of (i) any loss, damage, investigation,  action,  suit,  proceeding  or  claim relating  to  the  Collateral  or any other property which is security for the
Obligations, in each case having a  value  of $500,000 or more, or which would result in any material adverse change in any Borrower's business,  properties, assets,  goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or act,  condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

		(c) Borrowers shall promptly  after  the  sending  or  filing  thereof furnish  or  cause  to  be  furnished  to  Lender  copies of all reports which
Borrowers send to their stockholders  generally  and copies of all reports and registration statements which Borrowers file with the Securities and  Exchange
Commission,  any  national  securities exchange or the National Association of
Securities Dealers, Inc.

		(d) Borrowers shall furnish or  cause  to  be furnished to Lender such
budgets,  forecasts,  projections  and  other   information   respecting   the
Collateral  and  the  business of Borrowers, as Lender may, from time to time, reasonably request.  Lender is hereby authorized, subject to the provisions of
Section 12.5 hereof, to deliver a copy of any financial statement or any other information relating to  the  business  of  Borrowers  to  any  court or other government agency or to any participant or assignee or prospective participant or assignee.  Each Borrower hereby  irrevocably  authorizes  and  directs  all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the  financial  statements  of Borrowers and any reports or management letters prepared by  such  accountants  or  auditors  on  behalf  of  Borrowers and to disclose to Lender such information as they may have regarding the business of any Borrower.  Any documents, schedules, invoices or other papers delivered to
Lender may be destroyed or otherwise disposed of by Lender one (1) year  after the  same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

	 9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. No Borrower shall, directly or indirectly:

		(a)	merge into or with or consolidate with any other Person or  permit any other Person to merge into or with or consolidate with it, or

		(b)	sell, assign, lease, transfer, abandon or otherwise dispose of any stock  or  indebtedness  to any other Person or any of its assets to any other
Person, except for:

			(i)	sales of Inventory in the ordinary course of business,

		    (ii)	the disposition of worn-out or obsolete Equipment, so long
as (A) if an Event of  Default  exists  or has occurred and is continuing, any proceeds are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $350,000 for  all  such  Equipment disposed of in any fiscal year of Borrowers,

		   (iii)	sales  or  other  dispositions  by a Borrower of assets in
connection with the  closing  or  sale  of  a  retail  store  location of such
Borrower in the ordinary  course  of  Borrowers'  business,  which  assets  so disposed  of consist of leasehold interests in the premises of such store, the
Equipment and fixtures located  at  such  premises  and  the books and records relating exclusively and directly to the operations of such  store;  provided, that,  as  to  each and all such sales (A) Lender shall have received not less than five (5) Business Days  prior  written  notice of such sale, which notice shall set forth in reasonable detail satisfactory to Lender,  the  parties  to such  sale  or  other disposition, the assets to be sold or otherwise disposed of, the purchase  price  and  the  manner  of  payment  thereof and such other information with respect thereto as Lender may request, (B) as of the date  of such  sale  or  other disposition and after giving effect thereto, no Event of
Default, or act, condition or event which with notice or passage of time would constitute  an  Event  of  Default,  shall  exist  or  have  occurred  and  be continuing, and (C)  any  and  all  net  proceeds  payable  or  delivered to a
Borrower in respect of such  sale  or  other  disposition  shall  be  paid  or delivered, or caused to be paid or delivered, to Lender in accordance with the terms  of  this  Agreement  either, at Lender's option, for application to the
Obligations in accordance with  the  terms  hereof  (except to the extent such proceeds reflect payment in respect of  indebtedness  secured  by  a  properly perfected  first priority security interest in the assets sold, in which case, such proceeds shall be applied to  such indebtedness secured thereby) or to be held by Lender as cash collateral for the Obligations on terms and  conditions acceptable to Lender, or

			(iv)	returns  of  Eligible  RTV  Inventory  to  the  respective
vendors  thereof  in the ordinary course of business, upon compliance with and subject to the provisions of Section 7.3(i) hereof; or

		(c)	form or acquire any subsidiaries, or

		(d)	wind up, liquidate  or  dissolve  (except  for  dissolution of any inactive Guarantors upon not less than twenty (20) days prior  written  notice to Lender), or

		(e)	agree to do any of the foregoing.

	 9.8  Encumbrances.   No Borrower shall create, incur, assume or suffer to
exist  any  security  interest,  mortgage,   pledge,  lien,  charge  or  other
encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on their books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrowers' business to the extent:
(i) such liens secure indebtedness which is not overdue for a period of more than thirty (30) days or (ii) such liens secure indebtedness relating to claims or liabilities which are either (A) fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or (B) being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers, in each case under clauses (A) or (B), prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on their books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrowers as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) securing the indebtedness permitted under Section 9.9(f) and, in addition thereto, purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $500,000 in the aggregate at any time outstanding, so long as such security interests and mortgages permitted under this Section 9.8(e) do not apply to any property of Borrowers other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; (f) liens or rights of setoff on or against credit balances of Borrowers with Credit Card Issuers (but not liens on or rights of setoff against any other property or assets of Borrowers) pursuant to the Credit Card Agreements to secure the obligations of Borrowers to the Credit Card Issuers as a result of fees and chargebacks; (g) deposits of cash with the owner or lessor of premises leased and operated by a Borrower in the ordinary course of the business of Borrowers' to secure the performance by such Borrower of its obligations under the terms of the lease for such premises; (h) pledges or deposits of cash in connection with worker's compensation, unemployment insurance or other social security legislation; (i) pledges of cash to secure the performance of bids, trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and
(j) the liens and security interests set forth on Schedule 8.4 hereto.

	9.9  Indebtedness.   No Borrower shall incur, create, assume, become or be
liable in any manner with respect to, or permit to exist, any indebtedness, except:

		(a) the Obligations;

		(b) short-term intercompany loans by one Borrower to another  Borrower in  the ordinary course of business or other intercompany loans by RTI to TWE, to the extent permitted by Section 9.11 hereof;

		(c) purchase  money  indebtedness  (including  capital  leases) to the extent not  incurred  or  secured  by  liens  (including  capital  leases)  in violation of any other provision of this Agreement;

		(d)  indebtedness existing as of the date hereof set forth on Schedule
9.9  hereto,  provided,  that,  (i)  the  applicable  Borrower  may  only make regularly scheduled payments of principal and  interest  in  respect  of  such indebtedness  in  accordance  with  the  terms  of the agreement or instrument evidencing or giving  rise  to  such  indebtedness  as  in  effect on the date hereof, (ii) such Borrower shall  not,  directly  or  indirectly,  (A)  amend, modify,  alter  or  change  the  terms  of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B)
redeem, retire, defease, purchase  or  otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and  (iii)
such  Borrower  shall  furnish  to Lender all notices or demands in connection with such indebtedness either  received  by  such  Borrower  or on its behalf, promptly after the receipt thereof, or sent by such Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

		(e)	trade accounts payable (other than for borrowed money) incurred in the ordinary course of business as  presently  conducted  provided  that  such trade  accounts  payable  will  not  be  overdue  or,  if  overdue,  are being diligently contested in good faith and by appropriate proceedings; and

		(f)	indebtedness  incurred  upon  reasonable  and  customary  terms to replace and upgrade  Borrowers'  (i)  existing  AS400  computer  hardware  and related  equipment  in  an  amount  incurred  not  to exceed $4,000,000 in the aggregate (including amounts  incurred  prior  to  the  date  hereof) and (ii)
existing point of sale cash register system  in  an  amount  incurred  not  to exceed  $12,000,000  in the aggregate (including amounts incurred prior to the date hereof).

	 9.10 Loans, Investments, Guarantees, Etc. None of the Borrowers shall directly or indirectly make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except:

		(a)	the endorsement of instruments for collection or  deposit  in  the ordinary course of business;

		(b)	investments  in:   (i) short-term direct obligations of the United
States Government, (ii) negotiable certificates  of deposit issued by any bank satisfactory to Lender, payable to the order of any Borrower or to bearer  and delivered  to Lender, (iii) commercial paper rated A1 or P1, and (iv) stock or obligations issued in settlement  of  claims against any non-affiliated person by reason of any bankruptcy case or composition or  readjustment  of  debt  or reorganization  of  any  such  non-affiliated  person  that is a debtor of any
Borrower; provided, that, as to any of the foregoing, unless waived in writing by Lender, Borrowers shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments;

		(c)	loans by one Borrower  to  another Borrower constituting permitted indebtedness under Section 9.9 hereof;

		(d)	loans by any Borrower to any Guarantor, in the ordinary course  of business, for such Guarantor's working capital, in an aggregate amount for all such  loans  by  any  or all Borrowers to any or all Guarantors, not to exceed
$3,000,000, at any one time outstanding;

		(e)	advances to  employees  of  Borrowers  in  the  ordinary course of business, consistent with past practices, in an aggregate amount for all  such advances not to exceed $500,000 at any one time outstanding;

		(f)	investments  by  Borrowers in the form of cash paid to acquire (i)
equity interests in or debt of any corporation engaged in a retailing business similar to that of Borrowers  (a  "Retailing  Investment"), or (ii) any equity interests in any joint venture, partnership, business  trust,  corporation  or other  jointly  owned  and  controlled  entity  formed  by  any  Borrower with
non-affiliated  person(s)  to  engage   in   specialty  retailing  or  related
businesses ("Retailing Ventures") or cash capital contributions  or  loans  to such  Retailing  Ventures;  provided  that  (A)  Lender receives not less than twenty (20) days' prior written notice from Borrowers of the formation of each
Retailing Venture and not less  than  seven  (7) days' prior written notice of each such proposed investment by Borrowers with respect to a Retailing Venture and of each Retailing  Investment,  (B)  the  aggregate  amount  of  all  such investments  (whether  with  respect  to  Retailing  Investments  or Retailing
Ventures or both) made by  Borrowers  after  the  date hereof shall not exceed
$10,000,000, (C) Borrowers shall have maintained not less than $15,000,000  of
Excess  Availability as of the close of business of each day during the period of thirty (30) consecutive days immediately preceding each such investment and after giving effect thereto, (D) Lender  shall have received a perfected first priority security interest in and pledge and assignment of  Borrowers'  entire interest  in each Retailing Investment and Retailing Venture and of each note, certificate or other evidence  of  each  such  investment, and Borrowers shall have executed and delivered such Forms G-3 of the Board of  Governors  of  the
Federal  Reserve  Board  as  Lender  shall require in connection therewith (if applicable), accompanied  by  such  evidence  (including  a  legal  opinion by
Borrowers' counsel if required by Lender) that no such investment shall  cause
Borrowers   to  violate  the  terms  of  the  continuing  representations  and
warranties  contained  in  Section  6.6   hereof   or  will  render  any  such
representation or warranty untrue at any time, (E) no corporation whose equity interests or debt are so acquired pursuant to a Retailing  Investment  and  no such  Retailing  Venture shall engage in any transactions with any Borrower or
Guarantor, except upon  terms  and  conditions  acceptable  to  Lender, (F) no
Borrower or Guarantor shall provide any guarantee or other credit support  for any target corporation whose equity interests or debt are acquired pursuant to a  Retailing  Investment  or  any such Retailing Venture, except with Lender's prior written consent, (G) prior  to  the  formation of each Retailing Venture and prior to each investment therein, and prior to each Retailing  Investment,
Lender  shall  have  received  such  documents  and information concerning the proposed Retailing Investment target or  Retailing Venture (as applicable) and its equity owners, lenders and management as Lender  may  reasonably  request, and (H) no Event of Default, or event which with notice or passage of time, or both,  would  constitute an Event of Default, shall exist or have occurred and be continuing at the time of such investment; and

		(g)	the  existing  loans,   advances   and   guarantees  by  Borrowers
outstanding as of the date hereof  as  set  forth  on  Schedule  9.10  hereto;
provided, that, as to such loans, advances and guarantees, (i) Borrowers shall not,  directly  or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or  guarantees  or  any agreement, document or instrument related thereto, or (B)  as  to  such  guarantees,  redeem,  retire,  defease, purchase  or  otherwise  acquire  any such guarantee or set aside or otherwise deposit or invest any sums for  such  purpose and (ii) Borrowers shall furnish to Lender all notices, demands or  other  material  in  connection  with  such loans, advances or guarantees either received by Borrowers or on their behalf, promptly  after  the receipt thereof, or sent by Borrowers or on their behalf, concurrently with the sending thereof, as the case may be.

	9.11  Dividends  and   Redemptions.    No   Borrower  shall,  directly  or
indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of any Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital Stock (or set aside or otherwise deposit or invest any sums for such purpose)
for any consideration other than common  stock  or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except for dividends or stock splits declared and paid by TWE solely in common stock of TWE, and except that, once in each calendar year, upon not less than ten (10) days' prior written notice from TWE to Lender, accompanied by supporting calculations and received by Lender after Lender has received Borrowers' annual audited consolidated financial statements with respect to the fiscal year ended most recently prior thereto, in the form and accompanied by the auditor's opinion required under Section 9.6(a)(ii) hereof, RTI may, out of legally available funds therefor, repay intercompany debt to TWE, or if no such debt is outstanding, make a loan to TWE, such funds to be used by TWE solely to pay cash dividends to its shareholders and/or repurchase capital stock of TWE, in an aggregate amount not to exceed ten (10%) percent of Borrowers' consolidated net income after taxes in accordance with GAAP, excluding extraordinary gains and non-cash gains, for such prior fiscal year, as shown in such audited consolidated financial statements; provided, that at the time of payment of each such dividend (i) Borrowers shall have maintained at least $25,000,000 of Excess Availability as of the close of business on each day during the thirty (30) consecutive day period immediately preceding such payment, (ii) Borrowers will have Excess Availability immediately after making such payment of not less than $25,000,000, (iii) no Event of Default, or event which, with notice or passage of time, or both, would constitute an Event of Default shall exist or have occurred and be continuing, or will occur or exist after giving effect to such payment, and (iv) each such dividend, and the loan by RTI to TWE to fund such dividend, shall not violate any applicable law or other agreement to which any Borrower or Obligor is a party or by which any Borrower or Obligor is bound.

	9.12  Transactions  with  Affiliates.   No  Borrower  shall,  directly  or
indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, employee, shareholder, director, agent or any other affiliate of such Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrowers' business and upon fair and reasonable terms no less favorable to such Borrower than such Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing, to any officer, employee, shareholder, director or other person affiliated with such Borrower except reasonable compensation to officers, employees and directors for services rendered to such Borrower in the ordinary course of business.

	9.13 Credit Card Agreements. Each Borrower shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein;
(b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms of any of the Credit Card Agreements and (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, each Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of Borrowers; provided, that, such Borrower shall give Lender not less than fifteen (15) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Lender shall have received not less than thirty (30) days prior written notice of the intention of a Borrower to enter into such agreement (together with such other information with respect thereto as Lender may request) and (ii) such Borrower delivers, or causes to be delivered to Lender, a Credit Card Acknowledgment in favor of Lender; (e) give Lender immediate written notice of any Credit Card Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request; and (f) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may reasonably require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

	9.14 Compliance with ERISA.

		(a) No Borrower shall with respect to  any  "employee  benefit  plans"
maintained  by a Borrower or any ERISA Affiliate of a Borrower:  (i) terminate any of such employee benefit plans so as to incur any liability to the Pension
Benefit Guaranty Corporation  established  pursuant  to  ERISA,  (ii) allow or suffer to exist any prohibited transaction  involving  any  of  such  employee benefit  plans  or any trust created thereunder which would subject a Borrower or  a  Guarantor  to  a  tax  or  penalty  or  other  liability  on prohibited transactions imposed under the Code or ERISA, (iii) fail to pay  to  any  such employee  benefit  plan  any  contribution  which it is obligated to pay under
ERISA, the Code or the terms of  such  plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived,  with  respect  to  any such  employee  benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any  other  event  or  condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation  of  any  such employee  benefit plan that is a single employer plan, which termination could result in any liability to  the  Pension Benefit Guaranty Corporation, or (vi)
except as described in Schedule 8.10 hereto, incur  any  withdrawal  liability with respect to any multiemployer pension plan.

		(b)	As  used in this Section 9.14, the terms "employee benefit plans",
"accumulated  funding  deficiency"  and  "reportable  event"  shall  have  the respective meanings  assigned  to  them  in  ERISA,  and  the term "prohibited transaction" shall have the meaning assigned to it in the Code and ERISA.

	9.15 Additional Bank Accounts. No Borrower shall, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 6.3 hereto, except:
(a) as to any new or additional Blocked Accounts, upon not less  than  fifteen
(15) days' prior written notice to Lender, and (b) as to any other such new or
additional   accounts  which  contain  any  Collateral  or  proceeds  thereof, including any deposit accounts used by Borrowers' retail stores for deposits of daily receipts, provided Lender receives a written schedule thereof updated not less frequently than monthly, and in the case of each account under clauses (a) or (b), subject to Borrowers' compliance, contemporaneously with the opening of each such account, with the provisions of 6.3(a)(i) and (ii), as applicable, with respect to each such Blocked Account or other account, and
(c) as to any accounts used by Borrowers to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

	9.16	  Minimum  Net  Worth.   Borrowers  shall,  at  all  time,  on   a
consolidated basis with their subsidiaries, maintain a Net Worth of not less than $75,000,000.

	9.17 Costs and Expenses.   Borrowers  shall  pay  to  Lender on demand all
costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all insurance premiums, appraisal fees and search fees; (c) reasonable costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) reasonable costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising
out   of   the   transactions   contemplated  hereby  and  thereby  (including
preparations for and consultations concerning any such matters); (g) subject to the limitation (if applicable) set forth in Section 7.7, all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrowers' operations, plus a per diem charge at the rate of $600 per person per day for Lender's examiners in the field and office; and (h) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

	9.18 Certain Notices.   Borrowers  or  TWE  as  agent  for Borrowers shall
promptly send to Lender a copy of each default or termination notice sent by or on behalf of any Borrower to, or to any Borrower by, any operator of a warehouse where Eligible Inventory is kept, or any lessor of a material number of retail store locations of Borrowers, or any mortgagee of Real Property of any Borrower, or any Credit Card Issuer or Credit Card Processor, or any trademark licensor or licensee of any Borrower, or any customs broker or similar agent for a Borrower, or any material Equipment lessor, with respect to the existing or any future arrangements or agreements between any Borrower and any such person(s).

	9.19	  Further  Assurances.   At  the request of Lender at any time and
from time to time, Borrowers shall, at Borrowers' expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of each Borrower and/or TWE as agent for Borrowers representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to  make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined
that such conditions are  satisfied.   Where  permitted  by law, each Borrower
hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.


SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

	 10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

		(a)	(i) any Borrower fails to pay any of the  Obligations  within  two
(2)  days  after  the same becomes due and payable or (ii) any Borrower or any
Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement  or  any  of  the other Financing Agreements other than as described in Section 10.1(a)(i) and such failure  shall  continue  for ten (10) days; provided, that, such ten (10) day period shall not apply in the
case  of:   (A)  any  failure to observe any such term, covenant, condition or provision which is not capable of being  cured  at all or within such ten (10)
day period or which has been the subject of a prior failure within a  six  (6)
month  period  or  (B) an intentional breach by any Borrower or any Obligor of any such term, covenant, condition or provision, or (C) the failure to observe or perform any of the covenants  or provisions contained in Sections 6.3, 6.6,
7.1, 7.2, 7.3, 7.7, 9.1, 9.2, 9.5, 9.7, 9.8, 9.9, 9.10, 9.11, 9.12 or 9.15  of
this  Agreement or any covenants or agreements covering substantially the same matter as such sections in any of the other Financing Agreements; or

 		(b) any representation,  warranty  or  statement  of  fact made by any
Borrower to Lender in this Agreement, the other Financing  Agreements  or  any other  agreement,  schedule,  confirmatory  assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

		(c) any Obligor revokes,  terminates  or  fails  to perform any of the terms, covenants, conditions or provisions of any  guarantee,  endorsement  or other agreement of such party in favor of Lender;

		(d)  any  judgment  for  the  payment of money is rendered against any
Borrower or any Obligor in excess of $200,000  in any one case or in excess of
$500,000 in the aggregate and shall remain undischarged  or  unvacated  for  a period  in  excess of forty- five (45) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment,  garnishment  or  execution  is  rendered  against any
Borrower or any Obligor or any of their assets;

		(e) any Obligor (being a natural person or a  general  partner  of  an
Obligor  which is a partnership) dies or any Borrower or any Obligor, which is a partnership, limited liability  company,  limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

		(f) any Borrower or any Obligor becomes insolvent (however defined  or evidenced),  makes  an assignment for the benefit of creditors, makes or sends notice of a bulk transfer  or  calls  a  meeting of its creditors or principal creditors;

		(g) a case or proceeding under  the  bankruptcy  laws  of  the  United
States  of  America  now  or  hereafter  in  effect  or  under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now  or hereafter in effect (whether at law or in equity) is filed against any Borrower or any Obligor or all or any  part of  its  properties  and  such petition or application is not dismissed within thirty (30) days after the date of  its  filing or any Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any  such  action or proceeding or the relief requested is granted sooner;

		(h)  a  case  or  proceeding  under  the bankruptcy laws of the United
States of  America  now  or  hereafter  in  effect  or  under  any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect  (whether  at  a law  or equity) is filed by any Borrower or any Obligor or for all or any part of its property;

		(i)  (A)  any  default  by  any  Borrower  or  any  Obligor  under any agreement, document or instrument relating to any  indebtedness  for  borrowed money  owing  to  any  person  other  than  Lender,  or  any capitalized lease obligations, contingent indebtedness in  connection with any guarantee, letter of credit, indemnity or similar type of instrument  in  favor  of  any  person other than Lender, where the agreement, document or instrument under which the default  arises  or  exists, relates to such indebtedness or obligations in an amount in excess  of  $500,000,  which  default  continues  for  more than the applicable cure period, if any, with respect thereto and is either  a  default in  making  payment  of money when due, or is any other default and results in acceleration of such indebtedness, or (B)  any  default by any Borrower or any
Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

		(j)	any change in its controlling ownership occurs with respect to RTI or any Guarantor, or any change in the ownership or control of TWE occurs such that Robert J. Higgins is no  longer  the  record  and  beneficial  owner  and holder,  with full power to vote, of at least twenty-five (25%) percent of the outstanding voting stock of TWE, except, upon  or after the death of Robert J.
Higgins;

		(k) the indictment or threatened indictment of  any  Borrower  or  any
Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Borrower or any Obligor, pursuant to  which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of such Borrower or such Obligor;

		(l) there shall be a material  adverse change after the date hereof in the business, assets or financial condition of any Borrower or Obligor; or

		(m) there shall be  an  event  of  default  under  any  of  the  other
Financing Agreements.

  	 10.2 Remedies.

		(a)  At  any  time  an  Event of Default exists or has occurred and is continuing, Lender  shall  have  all  rights  and  remedies  provided  in this
Agreement, the other Financing Agreements, the Uniform Commercial Code of  the
State  of  New York and other applicable law, all of which rights and remedies may be exercised without notice to or  consent by any Borrower or any Obligor, except as such notice or  consent  is  expressly  provided  for  hereunder  or required by applicable law.  All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial
Code  or  other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion,  alternatively,  successively,  or concurrently on any one or more occasions, and shall include, without  limitation,  the  right  to apply  to  a  court  of  equity  for  an  injunction  to  restrain a breach or threatened breach by any Borrower or  Obligor  of this Agreement or any of the
other Financing Agreements.   Lender  may,  at  any  time  or  times,  proceed
directly  against  any  Borrower  or  any  Obligor  to collect the Obligations without prior recourse to the Collateral.

		(b) Without limiting the foregoing,  at  any  time an Event of Default exists or has occurred and is continuing, Lender may, in  its  discretion  and without limitation, (i) accelerate the payment of all Obligations by notice to
Borrowers and demand immediate payment thereof to Lender (provided, that, upon the  occurrence  of  any  Event  of  Default described in Sections 10.1(g) and
10.1(h),  all  Obligations  shall  automatically  become  immediately  due and payable), (ii) with or without judicial process or the aid  or  assistance  of others,  enter  upon  any premises on or in which any of the Collateral may be located  and  take  possession  of  the  Collateral  or  complete  processing, manufacturing and repair  of  all  or  any  portion  of  the Collateral, (iii)
require Borrowers, at Borrowers' expense, to assemble and  make  available  to
Lender  any  part or all of the Collateral at any place and time designated by
Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral,  (v)  remove  any  or  all  of the Collateral from any premises on or in which the same may be located for the purpose  of  effecting the  sale,  foreclosure or other disposition thereof or for any other purpose,
(vi) sell, lease, transfer, assign,  deliver  or  otherwise dispose of any and all Collateral (including, without limitation, entering  into  contracts  with respect  thereto,  public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at  such prices or terms as Lender may deem reasonable, for cash, upon credit or for  future  delivery,  with  the  Lender having  the  right  to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing  being free from any right or equity of redemption of any Borrower, which right or  equity  of  redemption  is  hereby expressly  waived  and  released  by each Borrower and/or (vii) terminate this
Agreement.  If any of the Collateral  is  sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender.  If  notice  of disposition  of  Collateral  is required by law, ten (10) days prior notice by
Lender to Borrowers, or to  TWE  as  agent for Borrowers, designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to  be  made,  shall  be  deemed  to  be reasonable notice thereof to Borrowers and each Borrower, and TWE as agent for
Borrowers,  waives any other notice.  In the event Lender institutes an action to recover any  Collateral  or  seeks  recovery  of  any  Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond  which  might otherwise be required.

		(c) Lender may apply the cash proceeds of Collateral actually received by  Lender  from  any  sale,  lease,  foreclosure  or other disposition of the
Collateral to payment of the  Obligations,  in  whole  or  in part and in such
order as Lender may elect, whether or  not  then  due.   Each  Borrower  shall
remain liable to Lender for the payment of any deficiency with interest at the highest  rate  provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

		(d) Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default or an event which with notice or passage of time or both would constitute an Event  of Default, Lender may, at its option, without prior notice, (i) cease making Loans or arranging for Letter of Credit
Accommodations or reduce the lending formulas or amounts of Loans  and  Letter of  Credit  Accommodations  available  to  Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit
Accommodations to be made by Lender to Borrowers.


SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

	11.1 Governing  Law;  Choice  of  Forum;  Service  of  Process; Jury Trial
Waiver.

		(a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort,  equity  or  otherwise, shall  be  governed  by  the  internal  laws of the State of New York (without giving effect to principles of conflicts of law).

		(b) Each Borrower and Lender  irrevocably  consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New  York  and
the  United  States  District  Court for the Southern District of New York and
waives any objection based on  venue  or  forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other
Financing Agreements or in any way connected with or related or incidental  to the  dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the  transactions  related hereto or thereto, in each case whether now existing or hereafter arising, and whether in  contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters  shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Borrower or its property in  the  courts  of  any  other  jurisdiction  which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against such Borrower or its property).

		(c) Each Borrower hereby  waives  personal  service  of  any  and  all process  upon  it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) Business Days after the same shall have been so deposited in the U.S.
mails, or, at Lender's  option,  by  service  upon  such Borrower in any other manner provided under the rules of any such courts.  Within thirty  (30)  days after  such  service,  such  Borrower  shall appear in answer to such process, failing which such Borrower shall  be  deemed  in  default and judgment may be entered by Lender against such Borrower for the amount of the claim and  other relief requested.

		(d)  EACH BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY
JURY OF ANY CLAIM, DEMAND, ACTION  OR  CAUSE  OF ACTION (i) ARISING UNDER THIS
AGREEMENT OR ANY OF  THE  OTHER  FINANCING  AGREEMENTS  OR  (ii)  IN  ANY  WAY
CONNECTED  WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO
IN RESPECT OF THIS AGREEMENT OR  ANY  OF THE OTHER FINANCING AGREEMENTS OR THE
TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER  NOW  EXISTING  OR
HEREAFTER  ARISING,  AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH
BORROWER AND LENDER HEREBY AGREES  AND  CONSENTS  THAT ANY SUCH CLAIM, DEMAND,
ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A  JURY  AND
THAT ANY BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS
AGREEMENT  WITH  ANY  COURT  AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES
HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

		(e) Lender shall not have  any  liability  to any Borrower (whether in tort, contract, equity or otherwise) for losses suffered by  any  Borrower  in connection  with, arising out of, or in any way related to the transactions or relationships contemplated by this  Agreement,  or  any act, omission or event occurring in connection herewith, unless it  is  determined  by  a  final  and non-appealable  judgment binding on Lender, that the losses were the result of
acts  or  omissions  of  Lender   constituting  gross  negligence  or  willful
misconduct.  In any such litigation, Lender shall be entitled to  the  benefit of  the  rebuttable  presumption  that  it  acted  in  good faith and with the exercise of ordinary care  in  the  performance  by  it  of  the terms of this
Agreement and the other Financing Agreements.

	11.2 Waiver of Notices. Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for
herein.   No  notice  to  or  demand  on  any Borrower, or on TWE as agent for
Borrowers, which Lender may elect to give shall entitle such Borrower or any other Borrower or TWE as agent for Borrowers to any other or further notice or demand in the same, similar or other circumstances.

	11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of each Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

	11.4  Waiver  of  Counterclaims.   Each  Borrower  waives  all  rights  to
interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

	11.5 Indemnification. Borrowers shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel, except for any of such losses, claims, damages, liabilities, costs and expenses resulting from Lender's own gross negligence or wilful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, each Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS

	 12.1 Term.

		(a)  This  Agreement  and  the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a  term  ending  on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless
sooner terminated pursuant to the terms hereof.   Lender  may  terminate  this
Agreement  and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date  in  any year by giving to Borrowers or
TWE on behalf of Borrowers at least sixty (60) days prior written  notice  and
Borrowers may terminate this Agreement at any time without premium or penalty;
provided,  that,  this  Agreement  and  all other Financing Agreements must be
terminated  simultaneously.   Upon  the   effective  date  of  termination  or
non-renewal of the Financing Agreements, Borrowers shall  pay  to  Lender,  in full, all outstanding and unpaid Obligations and shall furnish cash collateral to  Lender  in  such  amounts  as  Lender  determines are reasonably necessary
(including reasonable estimates) to secure  Lender  from loss, cost, damage or
expense,  including  reasonable  attorneys'  fees  and  legal   expenses,   in
connection with any quantifiable or estimable contingent monetary Obligations, including,  without  limitation,  issued  and  outstanding  Letter  of  Credit
Accommodations  and  checks  or  other  payments provisionally credited to the
Obligations  and/or  as  to  which  Lender  has  not  yet  received  final and indefeasible  payment,  any  asserted  claims  for  which  indemnification  by
Borrowers is claimed by Lender, and termination expenses, including  estimated legal  fees  and  expenses  not otherwise paid upon such effective date.  Such payments in respect of the  Obligations  and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of  Lender,  as  Lender may,  in  its  discretion, designate in writing to Borrowers for such purpose.
Interest shall be  due  until  and  including  the  next  business day, if the amounts so paid by Borrowers to the bank  account  designated  by  Lender  are received in such bank account later than 12:00 noon, New York City time.

		(b) No termination of this Agreement or the other Financing Agreements shall  relieve or discharge any Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all
Obligations have been fully and finally discharged and paid, or if contingent, fully cash  collateralized  as  aforesaid,  and  Lender's  continuing security interest in the Collateral and the rights and remedies  of  Lender  hereunder, under  the  other  Financing  Agreements  and  applicable law, shall remain in effect until all such Obligations  have  been fully and finally discharged and paid.

	12.2 Appointment of Borrowers' Agent.

		(a)	Each Borrower hereby irrevocably appoints TWE as  agent  for  such
Borrower  hereunder  and  under the other Financing Agreements, to act in such capacity as agent for  such  Borrower  hereunder  and  TWE hereby accepts such appointment.  Each Borrower further irrevocably authorizes TWE  as  agent  for such  purposes  to  take such action on such Borrower's behalf and to exercise such rights and powers hereunder  and  under the other Financing Agreements as are delegated to TWE in  such  capacity  by  the  terms  hereof  and  thereof, together with such rights and powers as are reasonably incidental thereto.

		(b)	TWE as agent for each Borrower is hereby expressly and irrevocably authorized  by  each  Borrower, without hereby limiting any implied or express authority, (i) to give and receive on  behalf of such Borrower all notices and other materials delivered or provided  to  be  delivered  by  Lender  to  such
Borrower  or  by such Borrower to Lender pursuant to the Financing Agreements,
(ii) to request Loans and  Letter  of  Credit Accommodations on behalf of such
Borrower,  (iii)  to  receive  disbursements  of  Loans  and  other  financing accommodations on behalf of such Borrower, and (iv) to pay, on behalf of  such
Borrower,  all Obligations of such Borrower at any time due Lender pursuant to the terms of this Agreement.

	12.3 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrowers at their chief executive offices set forth below, or to such other address as any party may designate by written notice to the other parties in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) Business Days after mailing.

	12.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

	12.5	 Confidentiality.

		(a)	Lender  shall  use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending  practices,  any non-public information supplied to
it  by  any  Borrower  pursuant  to  this  Agreement  that  Lender  knows   is
confidential, non-public information at the time such information is furnished by  any  Borrower  to  Lender,  provided, that, nothing contained herein shall
limit the disclosure of any such  information:   (i) to the extent required by
statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in  connection  with  any litigation to which Lender is a party, (iv) to any assignee or participant (or prospective  assignee  or participant) so long as such assignee or participant
(or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential  in  accordance with this Section 12.5, or (v) to counsel for Lender or any participant or  assignee  (or  prospective participant or assignee).

		(b)	In no event shall this Section 12.5 or any other provision of this
Agreement or applicable law be deemed:  (i) to apply to or restrict disclosure of  information  that  has been or is made public by any Borrower or any third party without  breach  of  this  Section  12.5  or  otherwise become generally available to the public other than as a result of a  disclosure  in  violation hereof,  (ii)  to  apply  to or restrict disclosure of information that was or becomes available to Lender on  a  non-confidential  basis from a person other than a Borrower, (iii) require Lender to return any materials furnished by any
Borrower  to  Lender  or  (iv)  prevent  Lender  from  responding  to  routine informational requests in accordance with the Code of Ethics for the  Exchange of  Credit  Information  promulgated  by The Robert Morris Associates or other applicable industry standards relating to  the exchange of credit information.
The obligations of Lender under this Section 12.5 shall supersede and  replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

	12.6  Successors.   This Agreement, the other Financing Agreements and any
other document referred to herein or  therein  shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers and their respective successors and assigns, except that Borrowers may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrowers, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation; provided, that, excluding, for these purposes, Lender and any affiliates of Lender to whom Lender may assign or delegate its rights, interests or obligations under this Agreement, and excluding all participants of Lender and of its assignees, and excluding any assignments made after and during the continuance of an Event of Default, there shall be no more than six (6) assignees of Lender or of its assignees at any one time holding rights, interests or obligations under this Agreement.

	12.7 Entire Agreement.   This  Agreement,  the other Financing Agreements,
any supplements hereto or thereto, and any instru- ments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

	IN WITNESS WHEREOF, Lender and Borrowers have caused these presents to be duly executed as of the day and year first above written.


LENDER
------

CONGRESS FINANCIAL CORPORATION

By:      /s/ DANIEL J. COTT
         ------------------
         DANIEL J. COTT
Title:   VICE PRESIDENT

Address: 1133 Avenue of the Americas
         New York, New York  10036


BORROWERS
---------

TRANS WORLD ENTERTAINMENT CORPORATION

By:      /s/ JOHN J. SULLIVAN
         -------------------
		 JOHN J. SULLIVAN
Title:   SENIOR VICE PRESIDENT

Chief Executive Office: 38 Corporate Circle
                        Albany, New York  12203


RECORD TOWN, INC.

By:      /s/ JOHN J. SULLIVAN
		 --------------------
         JOHN J. SULLIVAN
Title:   SENIOR VICE PRESIDENT

Chief Executive Office: 38 Corporate Circle
                        Albany, New York  12203